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                                                                     EXHIBIT 2.4




                         REAL ESTATE PURCHASE AGREEMENT

                                    BETWEEN

              CHAMPAIGN VENTURE, an Illinois general partnership,
                       a general partnership comprised of
                THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY,
                            a Wisconsin corporation,
                                      and
                              CHAMPAIGN INVESTORS,
                        an Illinois general partnership,
                                     SELLER

                                      AND

                         CHAMPAIGN MARKET PLACE L.L.C.,
                     a Delaware limited liability company,
                                     BUYER






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                         REAL ESTATE PURCHASE AGREEMENT
                               Table of Contents

                                                                       Page
                                                                       ----

1.   Agreement ........................................................  1

2.   Recital ..........................................................  1

3.   Basic Terms ......................................................  1

4.   The Transaction .................................................. 14
     4.1     Purchase and Sale ........................................ 14
     4.2     Escrow ................................................... 14
     4.3     Purchase Price ........................................... 15
             4.3.1  Earnest Money ..................................... 15
             4.3.2  Retention and Disbursement of Earnest Money ....... 15
             4.3.3  Cash at Closing ................................... 15

5.   Title ............................................................ 15
     5.1     Title Insurance Commitment ............................... 16
             5.1.1  Cure of Objectionable Items ....................... 17
     5.2     Subsequent Matters Affecting Title ....................... 17
     5.3     Survey ................................................... 17
     5.4     Lien Search .............................................. 18

6.   Condition of the Property ........................................ 18
     6.1     Inspection of Property ................................... 18
     6.2     Certain Environmental Matters ............................ 18
             6.2.1  Buyer's Environmental Investigation................ 18
             6.2.2  Seller's Environmental Reports .................... 19
             6.2.3  Waiver of Responsible Property Transfer Act
                    Time Periods ...................................... 19
     6.3     Entry Onto Property ...................................... 19
     6.4     Termination/ Approval .................................... 20
             6.4.1  Buyer's Approval Notice/Right to Terminate ........ 20
             6.4.2  Seller's Right to Termination ..................... 21
     6.5     Estoppel Certificates .................................... 21
     6.6     Representations and Warranties of Seller ................. 22
             6.6.1  Rent Roll ......................................... 23
             6.6.2  Tenant Leases ..................................... 23
             6.6.3  Reciprocal Easement Agreements .................... 24
             6.6.4  Contracts ......................................... 25
             6.6.5  Environmental ..................................... 25
             6.6.6  Permits and Licenses .............................. 25
             6.6.7  Promotional Association ........................... 26
             6.6.8  No Litigation ..................................... 26
             6.6.9  No Condemnation ................................... 26
             6.6.10 No Consents Necessary ............................. 26
             6.6.11 Real Estate Taxes ................................. 26
             6.6.12 No Violation of Laws .............................. 26
             6.6.13 Authority ......................................... 26
             6.6.14 Tenant Bankruptcy ................................. 27
             6.6.15 Employees ......................................... 27
             6.6.16 Trademarks ........................................ 27


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             6.6.17 Books and Records and Other Information ........... 27
             6.6.18 Seller's Representatives .......................... 27
             6.6.19 Response of On-Site Manager........................ 27
             6.6.20 Unredeemed Gift Certificate List .................. 27
     6.7     Seller's Knowledge Defined ............................... 28
     6.8     Sale "As Is"; No Other Representations and Warranties
             by Seller ................................................ 28
     6.9     Survival of Representations and Warranties of Seller ..... 28
     6.10    Seller Indemnity ......................................... 28
     6.11    Representations and Warranties of Buyer .................. 30
     6.12    Buyer Indemnity .......................................... 30
     6.13    Management of the Property ............................... 32
     6.14    Leasing .................................................. 32
     6.15    Contracts ................................................ 33
     6.16    Bulk Sales ............................................... 33
     6.17    Seller's Deliveries ...................................... 33

7.   Closing .......................................................... 34
     7.1     Buyer's Conditions Precedent to Closing .................. 34
     7.2     Seller's Conditions Precedent to Closing ................. 35
     7.3     Deposits in Escrow ....................................... 35
             7.3.1 Seller's Deposits .................................. 36
             7.3.2 Buyer's Deposits ................................... 36
             7.3.3 Other Deposits ..................................... 37
             7.3.4 1099S .............................................. 37
     7.4     Costs .................................................... 37
     7.5     Prorations ............................................... 37
             7.5.1 Items to be Prorated ............................... 37
             7.5.2 Installment Payment of Assessments ................. 40
             7.5.3 Adjustable Tenant Charges .......................... 40
             7.5.4 Sales Based Tenant Charges ......................... 42
             7.5.5 Security and Utility Deposits ...................... 42
             7.5.6 Application of Rent Receipts ....................... 43
             7.5.7 Security and Utility Deposits ...................... 44
             7.5.8 Collection of Rents ................................ 44
             7.5.9 Rental/Cash Flow Enhancement ....................... 45
     7.6     Insurance ................................................ 45
     7.7     Close of Escrow .......................................... 45
     7.8     Possession ............................................... 47
     7.9     Recorded Instruments ..................................... 47
     7.10    Tenant and REA Party Notice(s)  .......................... 47

8.   Casualty ......................................................... 47
     8.1     Notice of Casualty ....................................... 47
     8.2     Non-Substantial Casualty ................................. 47
     8.3     Substantial Casualty ..................................... 48

9.   Condemnation ..................................................... 48
     9.1     Notice of Condemnation ................................... 48
     9.2     Non-Substantial Taking ................................... 48
     9.3     Substantial Taking ....................................... 48

10.  Notices .......................................................... 49

11.  Successors and Assigns ........................................... 49


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12.  Brokers........................................................... 49

13.  Covenant Not To Record ........................................... 50

14.  Default .......................................................... 50
     14.1    Default by Buyer ......................................... 50
     14.2    Default by Seller ........................................ 50

15.  Non-Default Termination .......................................... 50

16.  Miscellaneous                                                      51
     16.1    Survival of Representations, Covenants, and Obligations .. 51
     16.2    Attorneys' Fees .......................................... 51
     16.3    Publicity ................................................ 51
     16.4    Captions ................................................. 51
     16.5    Waiver ................................................... 51
     16.6    Time ..................................................... 51
     16.7    Controlling Law .......................................... 52
     16.8    Severability ............................................. 52
     16.9    Construction ............................................. 52
     16.10   Finance Committee Approval ............................... 52
     16.11   Execution ................................................ 52
     16.12   Amendments ............................................... 52
     16.13   No Third Party Benefits .................................. 52
     16.14   Termination .............................................. 52
     16.15   Entire Agreement ......................................... 52
     16.16   Exhibits ................................................. 53
     16.17   Schedules ................................................ 53




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                         REAL ESTATE PURCHASE AGREEMENT

     1. Agreement.

     This Real Estate Purchase Agreement ("Agreement") is made and entered into as of the Date of Agreement between Seller and Buyer.

     2. Recital.

     Buyer desires to purchase from Seller and Seller desires to sell to Buyer all of Seller's interest in the Property.

     3. Basic Terms.

     As used herein, the following Basic Terms are hereby defined to mean:

Adjustable Tenant Charges.             Common or mall area maintenance
                                  (exterior and interior) charges, real estate taxes and assessments, property and liability insurance charges and HVAC charges as well as charges for scavenger, water and sewer services recoverable from a Tenant or REA Parties pursuant to the terms of the Tenant Leases and/or the REAs.

Agreement.                             This Real Estate Purchase and Sale
                                  Agreement, as amended or modified from
                                  time to time in accordance with the terms hereof.

Anchor Tenant(s).                      Carson Pirie Scott & Co., as successor
                                  in interest to P.A. Bergner and Company;
                                  J. C. Penney Company, Inc.; and  Sears,
                                  Roebuck and Co.

Applicable Closing                     With respect to any item which
Fiscal Period.                    is prorated under Section 7.5, the
                                  calendar year (or other fiscal period for which such item is determined or assessed) during which the Closing Date occurs.


Approval Date.                    Twenty (20) days after the Date of Agreement.


Approval Notice.                  As defined in Section  6.4.1


Approved Commissions.             As defined in Section 6.14

Approved New Leases.              As defined in Section 6.14



Beneficiary.                           Champaign Venture, an Illinois general
                                  partnership comprised of The
                                  Northwestern Mutual Life Insurance Company, a Wisconsin corporation, and Champaign Investors, an Illinois general partnership, with Champaign Venture being the sole beneficial owner of five land trusts holding legal title to the Property in the name of Trustee, which land trusts (the "Trusts") are as follows:

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                              Trust No. 45013   as to Mall*
                              Trust No. 100214  as to Parcel to Southwest of
                              Mall
                              Trust No. 100213  as to Convenience Center*
                              Trust No. 100216  as to Outlots
                              Trust No. 100212  as to Theater Site*

                             *holds leases

Books and Records.                The following items relating to the Property
                              which are in the possession or control of Seller or the management agent of Seller for the
                              Property: (i) copies of the audited income and expense operating statements for the Property for the calendar years 1994 and 1995, the unaudited income and expense operating statements for the Property for the calendar year 1996 and year to date 1997 and the operating expense budgets for the calendar years 1996 and 1997; (ii) Tenant Leases, along with the standard form lease; (iii) the most recent real property tax assessment and tax bills with respect to the Property; (iv) utility bills which have been the obligation of Seller for the preceding twelve (12) months; (v) all available warranties and guarantees, if any;
                              (vi) available licenses and permits, if any;
                              (vii) all vendor service contracts which Seller is proposing to assign, including any and all amendments thereto; (viii) available soils reports, if any; (ix) maintenance reports; (x) REAs and (xi) any correspondence with tenant(s) and with the REA Parties modifying or interpreting the provisions of the Tenant Leases and REA's.


Broker.                       CB Commercial Real Estate Group, Inc.
                              180 N. Stetson Avenue
                              Suite 2300
                              Chicago, IL  60601
                              Attn:  Michael L. Richwine

Buyer.                        Champaign Market Place L.L.C.,
                              a Delaware limited liability company.


Buyer Indemnitees.                Buyer and its shareholders,  directors,
                              officers, partners, members, managers, employees, agents and representatives, and their respective permitted successors and assigns.


Buyer Closing Documents.      As defined in Section 7.3.2.

Buyer's Closing Instructions. As defined in Section 4.2.

Buyer's Address for Notice.   Champaign Market Place L.L.C.
                              c/o GGP Management, Inc.
                              55 West Monroe
                              Suite 3100
                              Chicago, IL   60603-5060
                              Attn:  Mr. Joel Bayer
                              Phone No: (312) 551-5015
                              Fax No: (312) 551-5475

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   with a copy to:            General Growth Properties, Inc.
                              55 West Monroe
                              Suite 3100
                              Chicago, IL   60603-5060
                              Attn:  Mr. David Hirsch
                              Phone No: (312) 551-5163
                              Fax No: (312) 551-5475

   with a copy to:            Neal, Gerber & Eisenberg
                              Two N. LaSalle Street
                              21st Floor
                              Chicago, IL   60602
                              Attn:  Reuben C. Warshawsky
                              Phone No: (312) 269-8412
                              Fax No: (312) 269-1747

Buyer's Election.             As defined in Section 5.1.

Buyer's Environmental
Report.                       As defined in Section 6.2.1.


Casualty.                         Any damage to or destruction of the Property
                              or any portion thereof caused by fire or other casualty, whether or not insured.

CI.                               Champaign Investors, an Illinois general
                              partnership, which is a general partner in Beneficiary.

Closing.                          The consummation of the purchase, sale and
                              related transactions contemplated by this
                              Agreement in accordance with its terms.

Closing Date.                     Thirty (30) days after the Date of Agreement,
                              subject to extension in accordance with the terms of this Agreement. If the Closing Date does get so extended, as soon as the exact Closing Date is ascertainable, Buyer and Seller each agrees, at the request of the other, to acknowledge the exact Closing Date in writing.

Closing Documents.                The Seller Closing Documents and Buyer
                              Closing Documents, collectively.

Contracts.                        The service, maintenance and other
                              contracts and concessions that are currently in effect and to which Seller is a party with respect to the use, maintenance, development, sale or operation of the Property or any portion thereof (but excluding this Agreement, Seller's management and operating agreement for the Property, the Tenant Leases, the Permitted Exceptions, the REAs, and any insurance policies) which are listed on Schedule 6.6.4, together with any additions thereto, modifications thereof or substitutions therefor hereafter entered into in accordance with the provisions of this Agreement.


Date of Agreement.           March 12, 1997.


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Deeds.                       As defined in Section 7.3.1.

Demanding Party.             As defined in Section  4.3.2.

Earnest Money.               Five Hundred Thousand Dollars ($500,000.00).

Environmental Laws.              All federal, state and local statutes,
                             ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials, Underground Storage Tanks or the protection of human health or the environment, as any of the same may be amended from time to time, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. '9601 et. seq., as amended by the Superfund Amendments and Reauthorization Act or any equivalent state or local laws or ordinances; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. '136 et. seq. or any equivalent state or local laws or ordinances; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. '6901 et seq. or any equivalent state or local laws or ordinances; the Emergency Planning and Community Right-to-Know Act ("EPCRA"), 42 U.S.C. '11001 et. seq. or any equivalent state or local laws or ordinances; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. '2601 et. seq. or any equivalent state or local laws or ordinances; the Atomic Energy Act, 42 U.S.C. '2011 et. seq., or any equivalent state or local laws or ordinances; the Clean Water Act (the "Clean Water Act"), 33 U.S.C. '1251 et. seq. or any equivalent state or local laws or ordinances; the Clean Air Act (the "Clean Air Act"), 42 U.S.C. '7401 et seq. or any equivalent state or local laws or ordinances; the Occupational Safety and Health Act, 29 U.S.C. '651 et seq. or any equivalent state or local laws or ordinances.

Escrowholder.                Chicago Title Insurance Company
                             171 N. Clark Street
                             Chicago, IL  60601
                             Attn:  Diane Nelson

Estoppels.                   As defined in Section 6.5.

Fixed and Other
Tenant Charges.                  Rent other than Adjustable Tenant Charges,
                             Sales Based Tenant Charges and Advertising and Promotional Contributions.

Fixed and Other Tenant
Charge Arrearages.               Fixed and Other Tenant Charges due and
                             payable prior to but unpaid as of the Closing Date.


Future Environmental
Report.                      As defined in Section 6.4.2.


Hazardous Materials.             Any substance, material, waste, gas or
                             particulate matter which (i) is now regulated by the United States Government, the State of Illinois, any other state with jurisdiction, or any local

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                             governmental authority under any Environmental Law,
                             or (ii) the exposure to, or manufacture, possession, presence, use generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of is prohibited, controlled or regulated by any Environmental Law, or (iii) requires investigation or remediation under any
                             Environmental Law. Such term includes, without limitation, any material or substance which is (1) now defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste" or any like or similar term under any applicable Environmental Law; (2) oil and petroleum products;
                             (3) asbestos or asbestos-containing material as defined in the regulations of the Occupational Safety and Health Administration at 29 C.F.R. '1910.1001; (4) polychlorinated biphenyls; (5) radioactive material; (6) now designated as a "toxic pollutant" or a "hazardous substance" pursuant to Sections 307 or 311 of the Clean Water Act; (7) now defined as a "hazardous waste" pursuant to Section 1004 of RCRA; (8) now defined as a "hazardous substance" pursuant to Section 101 of CERCLA; (9) now designated as a "hazardous chemical" substance or mixture pursuant to TSCA;
                             (10) now designated as an "extremely hazardous" substance under Section 302 of EPCRA; (11) now designated as a "priority pollutant" or "hazardous air pollutant" pursuant to the Clean Air Act; (12) now designated as a hazardous chemical under the Occupational Safety and Health Act; (13) radon gas or other radioactive source material, including special nuclear material, and by-product materials regulated under the Atomic Energy Act, 42 U.S.C. '2011 et. seq.; (14) now subject to regulation under FIFRA; (15) natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel; or (16) infectious wastes or materials and pathogenic bacteria or other pathogenic microbial agents.

Improvements.                     All improvements, structures, fixtures,
                             facilities, installations, machinery and equipment, in, on, over or under the Land which constitute realty under the laws of the State of Illinois which are not owned by Tenants, REA Parties or other persons or entities having the legal right to have such improvements on the Property, including but not limited to the foundations and footings therefor, elevators, plumbing, air conditioning, heating, ventilating, mechanical, electrical and utility systems (except to the extent owned by a utility company), signs and light fixtures (except to the extent of trade fixtures and equipment owned by tenants under Tenant Leases), doors, windows, fences, parking lots, walks and walkways and each and every other type of physical improvement to the extent owned, in whole or in part, by Seller, located at, on or affixed to the Land, to the full extent such items constitute realty under the laws of the State of Illinois.

Inspection Period.           As defined in Section 6.1.

Intangible Property.              Seller's rights, if any, in any of the
                             following, to the extent they relate to the ownership, construction or operation of the
                             Property: the name "Market Place Shopping Center"; all assignable licenses, permits and certificates of occupancy; all assignable

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                             guarantees or warranties and advertising materials.

Kohl's REA.                        Reciprocal Construction, Operation and
                             Easement Agreement dated July 25, 1983, between Kohl's Department Stores and LaSalle National Bank, as Trustee under three Trust Agreements, the first dated November 16, 1978 and known as Trust Number 100213, the second dated November 16, 1978 and known as Trust Number 100215 and the third dated November 17, 1978 and known as Trust Number 100216, thereinafter collectively called "LaSalle National Bank", not individually, but as Trustee under a Trust Agreement dated November 15, 1982, and known as Trust Number 105619, as amended from time to time.

Land.                              The real estate located at 2000 N. Neil
                             Street, Champaign, Illinois 61820, consisting of the five (5) parcels of land which, subject to the provisions of Section 5.3, 5.2 and 5.1 hereof, are described in the attached Exhibit "A" together with all easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances thereunto belonging or appertaining.

Liens                              Any liens and/or security interests
                             that encumber any part of the Land, the
                             Improvements, or the Personal Property owned by Seller, including, but not limited to, mortgages, deeds of trust, mechanics, materialmen, judicial, tax (other than real property tax) or governmental liens, pledges, options (other than options in Tenant Leases which are not options to purchase), rights of first offer or first refusal or other similar items.

Lien Searches.                     A search of the Secretary of State records,
                             county recorder records, local court records
                             (federal, state, county and municipal) and such other official public records with respect to the Property that would disclose the presence of any Liens, bankruptcy proceedings, lis pendens or other matters which would affect the title to the Property to be acquired by Buyer.

Losses.                            With respect to any obligation to indemnify
                             Seller, the Seller Indemnitees, Buyer or the Buyer Indemnities, any and all claims, actions, suits, demands, losses, damages, liabilities, obligations, judgments, settlements, awards,
                             penalties, costs or expenses, including,   without
                             limitation, reasonable attorneys' fees and expenses.


Material Casualty or
Material Taking.             A Casualty or Taking, as the case may be, where:

                                        (a) the condemnation award, or the
                                   proceeds payable under the applicable
                                   policy or policies of casualty insurance maintained by Seller, are insufficient by more than $250,000 to fully repair the damage caused by such Casualty or Taking, unless Seller shall (at its sole option and without any obligation to do so) grant to Buyer a credit equal to such deficiency; or

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                                         (b) an Anchor Tenant or REA Party
                                  shall, by reason of such Casualty or
                                  Taking and pursuant a right granted under the express terms of its Tenant Lease or REA, either terminate its Tenant Lease, or its obligations under the REAs, or cease operating at the Property due to a casualty or taking (other than temporarily due to such damage and destruction, remodeling, renovation or any similar cause) or have a right to do any of the foregoing unless such right shall have expired or been waived; or

                                         (c) in the case of a Taking, a taking
                                  with respect to such portion of the Land as, when so taken would, in the reasonable opinion of Buyer, leave remaining a balance of the Land, which, due either to the area taken or the location of the part taken would not, under applicable zoning laws, building regulations and economic conditions then prevailing or otherwise, reasonably accommodate a new or restructured building or buildings of a type and size generally similar to the building or buildings existing on the date hereof, or would result in inadequate parking or lack of reasonable access to public roads.

Missing Estoppel Tenants.    As defined in Section 6.5.

NML.                              The Northwestern Mutual Life Insurance
                             Company, a Wisconsin corporation, which is a general partner in Beneficiary.

Notice of Demand.            As defined in Section 4.3.2.

Objectionable Items.         Any lien, claim, charge, security interest,
                             encumbrance, restriction, covenant, easement, right, encroachment or other exception or objection to title to the Property objection to which has been timely made by Buyer to Seller in accordance with Section 5.1, 5.2 or 5.3 hereof.

Other 2500 sq ft+ Tenants.   As defined in Section 6.5.

Other Party.                 As defined in Section 4.3.2.


Party.                            A party to the REAs or a Contract (or the
                             successor or assignee thereof) or a Tenant under a Tenant Lease, in each case other than Seller.

Personal Property.                The Tangible Personal Property and the
                             Intangible Property.

Permitted Exception.         As defined in Section 5.1.

Property.                         Collectively: (a) the Land, (b) the
                             Improvements; (c) the Tangible Personal Property;
                             (d) the Tenant Leases; (e) the REAs; (f) the
                             Contracts to be assigned to Buyer in

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                             accordance with the terms of this Agreement; and
                             (g) the Intangible Property.

Purchase Price.              Seventy Million Dollars ($70,000,000).

REA Estoppel.                As defined in Section 6.5.


REA Parties.                 Kohl's Department Store Company and Venture
                             Stores, Inc.

REAs.                        Collectively, the Kohl's REA and the Venture REA.

Rent Roll.                   As defined in Section 6.6.1.

Rents.                           Fixed, minimum, additional, percentage and
                             overage rents, common area maintenance charges, advertising and promotional fees, insurance charges, rubbish removal charges, sprinkler charges, shoppers aid charges, water charges, utility charges, HVAC charges, amounts payable with respect to real estate and other taxes, and other amounts payable by any Tenant under the Tenant Leases and REA Parties under the REAs.


Sales Based Tenant
Charges.                     Rent consisting of percentage rent.


Security Deposits.           As defined in Section 7.5.5.


Seller.                      Beneficiary and Trustee, collectively.

Seller Closing Documents.    As defined in Section 7.3.1.

Seller's Closing             As defined in Section 4.2
Instructions.

Seller Indemnitees.              Trustee, Beneficiary and Beneficiary's
                             partners and their partners, shareholders, directors, officers, employees, agents and representatives, and their respective successors and assigns.

Seller Representatives.
(re: Representations and
Warranties of Seller)        Champaign Investors' Representatives:
                             Jay Heyman
                             Marty Levy

                             Northwestern's Representative:
                             Gary Schirmers

Seller's Address for Notice. Rudnick & Wolfe
                             203 N. LaSalle Street
                             Suite 1500
                             Chicago, IL  60601
                             Attn:  Howard Kane, Esq.
                             Phone No: (312) 368-2128
                             Fax No: (312) 236-75165

                             The Northwestern Mutual Life
                             Insurance Company
                             720 East Wisconsin Avenue
                             Milwaukee, WI  53202
                             Attn:  Don O'Dell
                             Phone No: (414) 299-7038
                             Fax No: (414) 299-1557

with a copy to:              The Northwestern Mutual Life Insurance Company
                             10 South Wacker Drive
                             Suite 3400
                             Chicago, IL  60606
                             Attn: Gary Schirmers
                             Phone No: (312) 559-0700
                             Fax No: (312) 559-0198

Seller's Election.           As defined in Section 5.1.

Seller's Knowledge.          As defined in Section 6.7.

Seller's Review Date.        As defined in Section 6.4.2.

Survey.                          The survey entitled "Market Place Shopping
                             Center ALTA Survey" prepared by HDC Engineering, Inc. dated 11/18/96, Revised 12/5/96, and Revised 01/20/97, a copy of which has been delivered to and received by Buyer prior to the date hereof.

Taking.                          A taking of all or any portion of the Land in
                             condemnation or by exercise of the power of eminent domain or by an agreement in lieu thereof.

Tangible Personal Property.      All rights of Seller to any tangible personal
                             property owned by Seller and located in or upon and used in connection with the operation and maintenance of the Property, including without limitation the Books and Records; fixtures; machinery; equipment; building supplies and materials; consumables and inventories, but in no event including software, personal items belonging to employees, the rights of Seller in and to the Tenant Leases, the Contracts and the cash and the cash accounts of Seller (including any cash or cash accounts constituting the Security Deposits).

Tenant Estoppel.             As defined in Section 6.5.

Tenant Leases.                   Those leases, tenancies, concessions, licenses
                             and occupancy agreements currently in effect on the Date of Agreement and to which Seller or any of its predecessors in title is a party affecting or relating to the Property which are listed on
                             Schedule 6.6.1, together with any amendments, modifications, or new leases entered into by Seller after the Date of Agreement pursuant to the Section hereof entitled "Leasing".

Tenant(s).                       Tenants, concessionaires, licensees and/or
                             occupants under the Tenant Leases.

Title Commitment.                The following title Commitments issued by
                             Chicago Title Insurance Company, of which Buyer
                             has received copies prior to       the date
                             hereof:

                               Number                    Date
                             ---------                ------------
                             00 98 060              December 9, 1996
                             01 00 684              December 9, 1996
                             01 00 685              December 9, 1996
                             01 00 592              December 9, 1996
                             01 00 734              December 9, 1996
                             01 00 625              December 9, 1996
                             01 00 664              December 9, 1996

Title Insurer.               Escrowholder.


Title Policy.                    An ALTA Form B-1970 Owner's Policy of Title
                             Insurance issued by Title Insurer, dated the date and time of Closing and with policy coverage in the amount of the Purchase Price, insuring Buyer as owner of fee title to the Property, subject only to the Permitted Exceptions, and affirmatively insuring as a part of Schedule A to such Title Policy Buyer's rights under the REAs or other appurtenant easements that benefit the Property and containing the following endorsements: an extended coverage endorsement over the general exceptions contained in the policy, an endorsement insuring against loss of title to the Property or the inability of the owner of the Property to maintain the improvements now located on the Property by reason of a violation of a covenant, condition or restriction of record affecting the Property, a location endorsement insuring the accuracy of the Survey, an endorsement insuring legal access to the Property from each of the streets bordering on the Property, and insuring that all such streets are dedicated public streets, a contiguity endorsement, a zoning 3.1 endorsement including coverage over parking, a tax parcel endorsement, a utility facility endorsement and such other endorsements requested by Buyer.

Transferable Warranties and  As defined in Section 7.3.1.
Assignment.

Trustee.                         LaSalle National Trust N.A. as successor
                             trustee to LaSalle National Bank under the following trust agreements:

                             Trust Number  Agreement Date
                             ------------  -----------------
                             45013         December 15, 1972
                             100214        November 16, 1978
                             100213        November 16, 1978
                             100216        November 17, 1978
                             100212        November 16, 1978


Underground Storage
Tanks.                           Underground Storage Tanks as defined in
                             Section 9001 of RCRA and as used herein, such term shall also include (i) any farm or residential tank of 1,100 gallons or less capacity used for storing motor fuel for noncommercial purposes,
                             (ii) any tank used for storing heating oil for consumption on the premises where stored, (iii) any septic tank and (iv) any pipes connected to any of the items described in clauses (i) through
                             (iii).

Utility Deposits.            As defined in Section 7.5.5.

Venture REA.                     Easement and Covenant Agreement dated April 23,
                             1984, between Venture Stores, Inc., as successor in interest to The May Department Stores Company, and LaSalle National Bank, as Trustee under two Trust Agreements, the first dated December 15,
                             1972 and known as Trust Number 45013 and the second dated November 16, 1978 and known as Trust Number 100214, as amended from time to time.

     4. The Transaction.

     4.1 Purchase and Sale. Subject to the provisions of this Agreement, Seller shall, on or before the Closing Date, sell all of Seller's right, title and interest in the Property to Buyer and Buyer shall purchase the Property from Seller, in accordance with and subject to the terms of this Agreement.

     4.2 Escrow. In order to effect the conveyance contemplated by this Agreement, the parties hereto agree to open an escrow with Title Insurer as Escrowholder. This Agreement, together with Buyer and Seller's separate closing instructions (not inconsistent with the terms hereof) shall constitute escrow instructions (referred to herein respectively as "Buyer's Closing Instructions" and "Seller's Closing Instructions").

     4.3 Purchase Price. Subject to the provisions of this Agreement, Buyer agrees to pay the Purchase Price for the Property to Seller as follows:

         4.3.1 Earnest Money. No later than two (2) business days after delivery to Buyer of this Agreement executed by Seller, Buyer and Seller shall deliver a copy of the executed original of this Agreement to Escrowholder, and Buyer shall deposit with Escrowholder the Earnest Money in accordance with the terms hereof, and Buyer shall cause Escrowholder to notify Seller, no later than two (2) business days after Escrowholder's receipt thereof, that Escrowholder has received the Earnest Money in cash or other immediately payable funds, and is holding same in accordance with the terms of this Agreement. Failure of Buyer to timely deposit the Earnest Money with Escrowholder shall constitute a material default by Buyer hereunder.

         4.3.2 Retention and Disbursement of Earnest Money. In accordance with the terms of this Agreement, the Earnest Money shall be either: (i) applied against the Purchase Price, (ii) refunded to Buyer, or (iii) paid to and retained by Seller. The Earnest Money shall be held in an interest bearing account at a federally insured bank in the name of Escrowholder. The Escrowholder shall not disburse any of the Earnest Money except: (a) by application of same against the Purchase Price at Closing (as defined in the Section hereof entitled "Closing"), (b) in accordance with written instructions executed by both Buyer and Seller, or (c) in accordance with the following procedure:

    If Buyer or Seller, by notice to the Escrowholder, makes demand upon the Escrowholder for the Earnest Money (the "Demanding Party"), the Escrowholder shall, at the expense of the Demanding Party, give notice of such demand (the "Notice of Demand") to the other party (the "Other Party"). If the Escrowholder does not receive notice from the Other Party contesting such disbursement of the Earnest Money within five (5) business days from the date on which the Notice of Demand was given, the Escrowholder shall disburse the Earnest Money to the Demanding Party. In the event that the Escrowholder does receive notice from the Other Party contesting such disbursement of the Earnest Money within five (5) business days from the date on which the Notice of Demand was given, the Escrowholder shall thereafter disburse the Earnest Money only in accordance with written instructions executed by both Buyer and Seller, or in accordance with a final, non-appealable court order.

        4.3.3 Cash at Closing. Buyer shall pay to Seller the Purchase Price in cash or other immediately payable funds, less the Earnest Money then held by Escrowholder, plus or minus prorations and adjustments shown on the closing statement executed by Buyer and Seller.



     5.  Title.

     5.1 Title Insurance Commitment. Buyer acknowledges receipt of the Title Commitment, the cost of which is to be paid in accordance with the Section hereof entitled "Costs". Buyer shall have until the Approval Date to examine the Title Commitment and to notify Seller in writing of any Objectionable Items. All matters affecting title to the Property as of the date of the Title Commitment, except those specifically and timely objected to by Buyer in accordance with this Section and Sections 5.2 and 5.3 shall be deemed approved by Buyer and shall be deemed to be "Permitted Exceptions". If Buyer timely notifies Seller of any Objectionable Items, Seller may, but shall not be obligated to, cure or remove same; provided, however, that Seller shall cure any monetary lien(s) for borrowed money in definite amount(s) which were created by Seller (the "Curable Borrowed Money Liens") and, further, Seller shall cure or provide a credit to Buyer for any mechanic lien(s) created by Seller and/or other lien(s) in a definite or ascertainable amount not to exceed $250,000.00 in the aggregate (together, with the Curable Borrowed Money Liens, herein referred to as the "Curable Mechanics and Other Liens"). If Seller does cure or remove all such Objectionable Items, Buyer shall be obligated to proceed with Closing. Such Objectionable Items shall be deemed removed or cured if Buyer obtains, at Closing, the Title Policy in favor of Buyer as the grantee of Seller's interest in the Property with such Objectionable Items having been removed as exceptions or insured over by Title Insurer by endorsements approved by Buyer in writing. Seller shall notify Buyer, within ten (10) business days after Seller's receipt of Buyer's notice of Objectionable Items, as to which Objectionable Items Seller is willing or able to cure or remove ("Seller's Election"); and if no such notice is given within such time period, Seller shall be deemed to have elected not to cure any of the Objectionable Items. If Seller is unwilling or unable to cure some or all of the Objectionable Items, Buyer shall, as its sole and exclusive remedy in such event, make an election in writing ("Buyer's Election"), within five
(5) business days after receipt by Buyer of Seller's Election (or five (5) business days after the expiration of the time period for Seller to make Seller's Election if Seller fails to send notice of Seller's Election) either:

     (a) to accept title to the Property subject to the Objectionable Items which Seller is unwilling or unable to cure, in which event the obligations of the parties hereunder shall not be affected by reason of such Objectionable Items (except only that Buyer shall receive a credit for any uncured Curable Mechanics and Other Liens); or

     (b) to terminate this Agreement in accordance with the Section hereof entitled "Non-Default Termination".

If Seller has not received Buyer's Election within such five (5) business day period, Buyer shall be deemed conclusively to have elected to accept title to the Property in accordance with Subsection (a) above.

Anything to the contrary herein notwithstanding, under no circumstances shall Seller be obligated to give the Title Insurer any certificate, affidavit or other undertaking of any sort which might result in potential liability to Seller in excess of the liability undertaken by Seller in delivering the Affidavit of Title; provided, however, that this requirement does not alter the condition to closing that Buyer receives the Title Policy, all in accordance with the terms of this Agreement.

     5.1.1 Cure of Objectionable Items. If any Objectionable Items that Seller has elected to cure or remove are not cured or removed on or before the Closing, Buyer shall have the right to elect either:

     (a) to close the purchase of the Property subject to the Objectionable Items which Seller has failed to cure in which event the obligations of the parties hereunder shall not be affected by reason of such Objectionable Items (except only that Buyer shall receive a credit for any uncured Curable Mechanics and Other Liens); or

     (b) to terminate this Agreement in accordance with the Section hereof entitled "Non-Default Termination".

If Seller does cure or remove all such Objectionable Items on or before the Closing Date, Buyer shall be obligated to proceed with Closing. Such Objectionable Items shall be deemed cured or removed if Title Insurer issues a revised Commitment to issue at Closing, and at Closing issues, the Title Policy with such Objectionable Items having been removed as exceptions or insured over by Title Insurer pursuant to an endorsement reasonably acceptable to Buyer.

     5.2 Subsequent Matters Affecting Title. If, for any reason whatsoever, any updated title commitment or any updated Survey reflects, as exceptions, any items other than Permitted Exceptions, such items shall be deemed
"Objectionable Items", and then:

     (a) the Closing shall be postponed to the first business day which is at least fifteen (15) days after the date previously set for Closing; and

     (b) the rights and obligations of Buyer and Seller with regard to such Objectionable Items shall be as set forth in Section 5.1.

     5.3 Survey. Buyer acknowledges that Buyer and Title Insurer have received the Survey, the cost of which is to be paid in accordance with the Section hereof entitled "Costs". Buyer may, at its sole cost and expense, obtain modifications to the Survey, but shall not be entitled to an extension or delay of the Approval Date or the Closing Date because of modifications to the Survey requested by Buyer. If as a result of reviewing the Survey, Buyer determines there are Objectionable Items, such items shall, if and only if Buyer shall give written notice thereof to Seller on or before the Approval Date, be deemed "Objectionable Items" and, if Buyer shall so give notice to Seller, then the rights and obligations of Buyer and Seller with regard to such Objectionable Items shall be as set forth in Section 5.1.

     5.4 Lien Search. Buyer may, at Buyer's sole cost and expense, on or before the Approval Date, perform any Lien Searches which are not performed by the Title Insurer in connection with the issuance of the Title Policy. If as a result of reviewing the Lien Searches, Buyer determines there are Objectionable Items, such items shall, if and only if Buyer shall give written notice thereof to Seller on or before the Approval Date, be deemed "Objectionable Items" and, if Buyer shall so give notice to Seller, then the rights and obligations of Buyer and Seller with regard to such Objectionable Items shall be as set forth in the Section hereof entitled "Title Insurance Commitment".

     6. Condition of the Property.

     6.1 Inspection of Property. Subject to the provisions of the Sections hereof entitled "Entry Onto Property", "Buyer Indemnity" and "Buyer's Environmental Investigation", from the Date of Agreement through the Approval Date (the "Inspection Period"), Buyer shall have the right to conduct, at its own expense, an inspection of the Property to do the following:

    (a) determine zoning, development, redevelopment and financial aspects of the Property, enter upon the Property for purposes of examining its terrain, access thereto and physical condition, conducting studies, doing engineering work, conducting site analyses and making any test or inspection Buyer may deem necessary related to the Property. During the Inspection Period Seller will provide Buyer and its representatives with reasonable access to the Property subject to the provisions of the Section hereof entitled "Entry Onto Property". Buyer's inspection rights shall be subject to the rights of the Tenant(s), including without limitation, rights of quiet enjoyment, and Buyer agrees that it will not unreasonably interfere with any tenant(s), contractors on the Property, or Seller's operation of the Property.

    (b) As of the Date of Agreement, Seller shall make available to Buyer and Buyer shall have access to the Books and Records.

     6.2 Certain Environmental Matters.

         6.2.1 Buyer's Environmental Investigation. Subject to the provisions of the Section hereof entitled "Entry Onto Property", during the Inspection Period, Buyer, at its option, may conduct, at Buyer's cost, such independent investigation and inspection of the Property as Buyer shall deem necessary to ascertain the environmental condition of the Property. Buyer agrees that it will not undertake, without Seller's prior written consent, which shall not be unreasonably withheld, any "phase II investigation" or any invasive drilling, or any test, sampling or other action that will materially damage the physical condition or appearance of any portion of the Property, and Buyer agrees not to disturb any asbestos which may be on the Property. Any report on the environmental condition of the Property delivered to Buyer by Buyer's environmental consultant is hereinafter referred to as "Buyer's Environmental Report". Buyer shall immediately deliver to Seller a copy of any Buyer's Environmental Report. BUYER HAS BEEN EXPRESSLY ADVISED BY SELLER TO CONDUCT AN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTY (subject to the provisions hereof), UTILIZING EXPERTS AS BUYER DEEMS NECESSARY.

         6.2.2 Seller's Environmental Reports. Buyer may examine the environmental reports in Seller's possession which have been prepared regarding the Property as well as any information relative to USTs which may be located on the Property, all as listed on Exhibit "D" hereto and incorporated herein, copies of which reports have been previously furnished to Buyer. Except as set forth in the representations and warranties sections hereof, Seller shall have no responsibility or liability with respect to the results or any inaccuracies in any environmental report(s), and except as otherwise expressly provided in the section of this Agreement entitled "Seller's Representations and Warranties", Seller makes no representations or warranties whatsoever regarding
(i) the completeness of any environmental report(s), (ii) the truth or accuracy of any environmental report(s) or (iii) the existence or nonexistence of any hazardous or toxic wastes or materials in, on or about the Property. Further, Seller is not assigning any environmental report(s) to Buyer, nor granting Buyer any rights with respect to any environmental firm(s) producing any environmental report(s).

         6.2.3 Waiver of Responsible Property Transfer Act Time Periods.
Buyer and Seller acknowledge that the transaction contemplated hereunder may be subject to the provisions of the Illinois Responsible Property Transfer Act of 1988, as amended ("RPTA"). Buyer and Seller further acknowledge that they are aware that the purpose and intent of RPTA is to ensure that the parties to the transaction contemplated hereunder are made aware of the existing environmental liabilities associated with the ownership of the Property, as well as the past use and environmental status of the Property. Buyer and Seller hereby waive the thirty (30) day RPTA disclosure document delivery period and agree that the disclosure document will be prepared by Seller and will be provided to Buyer by Seller no later than five (5) days prior to the Approval Date; provided, however, that the foregoing waiver shall not be deemed to be a waiver of any and all rights and remedies of Buyer pursuant to RPTA. The individuals executing this Agreement on behalf of Buyer and Seller have placed his/her initials in the space below to indicate he/she has read the provisions of this section, and that the entity on whose behalf he/she is acting has agreed to such provision.

     Buyer's Initials  Seller's Initials

     _______________   _________________

     _______________   _________________


     6.3 Entry Onto Property. Buyer, its contractors and/or agents, may not enter onto the Property prior to the Approval Date without the prior authorization of Seller. Seller shall use good faith efforts to respond to Buyer's requests for authorization to enter onto the Property within twenty-four hours. Buyer may only enter onto the Property in the company of Seller or its agents, and Seller shall cooperate with Buyer in good faith to make arrangements for Seller, or its agents, to accompany Buyer if Buyer elects to enter upon the Property. Prior to any entry onto the Property, Buyer shall furnish to Seller, at Buyer's expense, satisfactory certificates of insurance listing Seller as an additional insured with respect to insurance coverages and limits as reasonably requested by Seller. Buyer and its agents shall observe all appropriate safety precautions in conducting Buyer's inspection of the Property and shall be responsible for performing and causing its contractors and/or agents to perform, all work, in such a manner so as not to cause any damage to the Property, injury to any person or to the environment, or unreasonable interference with any ongoing operations at the Property. Buyer agrees to promptly repair any damage to the Property directly or indirectly caused by any acts of Buyer, its contractors and/or agents. Buyer shall restore the Property to substantially the condition that existed prior to the entry, except for damage caused by the negligence of Seller and Seller's employees, agents and representatives. Buyer shall indemnify, defend and hold Seller and Seller's Indemnitees harmless from and against any losses, damages, expenses, liabilities, claims, demands and causes of action (together with any reasonable legal fees, engineering and other professional or expert fees and other actual and direct out of pocket expense incurred by Seller in connection therewith), resulting directly or indirectly from, or in connection with, any inspection of or other entry upon the Property (including any investigation of the Property necessary for completion of Buyer's Environmental Report and any entry onto the Property with the authorization of Seller) by Buyer, or its agents, employees, contractors or other representatives, including, without limitation, any losses, damages, expenses, liabilities, claims, demands and causes of action resulting, or alleged to be resulting, from injury or death of persons, or damage to the Property or any other property, or mechanic's or construction liens and encumbrances placed against the Property in connection with Buyer's inspection thereof. This Section shall survive Closing or termination of this Agreement.

     6.4 Termination/ Approval.

         6.4.1 Buyer's Approval Notice/Right to Terminate. On or before the expiration of the Inspection Period, as may be extended pursuant to the terms of this Agreement, Buyer shall deliver to Seller and Escrowholder a written notice ("Approval Notice") to the effect that Buyer has approved the condition of the Property and the On-Site Manager's Report (as defined below) and chooses to proceed under the terms of the Agreement. Buyer shall also specify in the Approval Notice those Contracts which Buyer elects to have assigned to it, and the failure of Buyer to so specify shall be deemed to be an election by Buyer to have all Contracts assigned to it and assume all Contracts (except Seller's contract with the management company for the Property). If Buyer does not timely send an Approval Notice, Buyer will be conclusively deemed to have terminated the Agreement, in which event this Agreement shall terminate in accordance with the Section hereof entitled "Non-Default Termination" and Buyer shall return to Seller all materials provided to it by Seller pursuant to the Sections hereof entitled "Inspection of Property" and "Seller's Environmental Report(s)" and will not retain any copies, extracts, or other reproductions, in whole or in part. Anything to the contrary notwithstanding, Buyer agrees that from and after the Date of Agreement, Buyer may terminate this Agreement pursuant to this Section only as a result of its disapproval of the On-Site Manager's Report, the status of the work to be assumed by Buyer for the Market Place Third Subdivision and the Market Place No. 2 Subdivision (both as described in Schedule 6.12 hereof) and/or the work to be assumed by Buyer under the Participation Agreement for Roadway Improvements (as described in Schedule
6.12 hereof). Seller also acknowledges that that the rights of Buyer to terminate this Agreement have not yet terminated as to Article 5, with regard to survey and title review, and Section 6.5 with regard to estoppel certificates.

     6.4.2 Seller's Right to Termination. If Buyer's Environmental Report or any environmental report prepared by Seller after the Date of Agreement (a "Future Environmental Report") discloses any existing environmental condition affecting the Property which was not disclosed in the environmental reports listed on Exhibit "D", then if Seller in its sole discretion, is not satisfied with Buyer's Environmental Report or any Future Environmental Report, Seller shall have the right to terminate this Agreement, in accordance with the Section hereof entitled "Non-Default Termination", by giving Buyer notice of termination on or before the date which is ten (10) days after the later of Seller's receipt of Buyer's Environmental Report or of any Future Environmental Report (the "Seller's Review Date"). If Seller receives Buyer's Environmental Report, or any Future Environmental Report less than ten (10) days before the Closing Date, then the Closing shall occur one (1) business day after Seller's Review Date, or such other date to which Buyer and Seller may mutually agree upon. If Buyer shall not timely receive notice of termination from Seller, Seller shall have no further right to terminate this Agreement with respect to matters set forth in this Section.

     6.5 Estoppel Certificates. On or before the date that is five (5) days prior to the Closing Date, Seller shall use commercially reasonable efforts to furnish to Buyer, an estoppel certificate completed by each Anchor Tenant and each REA Party and by not less than ninety percent (90%) of the other Tenants (by number of Tenants) leasing at least 2500 square feet of gross leaseable area (the "Other 2500 sq ft+ Tenants"), on the form attached hereto and incorporated herein as Exhibit "E-1" for Tenants and/or Anchor Tenants (a "Tenant Estoppel") and on the form attached hereto and incorporated herein as Exhibit "E-2" for REA Parties (an "REA Estoppel") (the Tenant Estoppels and the REA Estoppels are hereinafter collectively referred to as the "Estoppels"), or in the form as provided in such Tenant's Lease and/or as provided in the REA; provided, however, that if a form of estoppel certificate is specified in the lease for any Tenant, then that form of estoppel certificate shall be used for
that Tenant.   If Seller has not obtained a Tenant Estoppel from all Tenants and REA Parties but has obtained a Tenant Estoppel from all Anchor Tenants and 80% of all Other 2500 sq ft+ Tenants and REA Parties (the Tenants from whom Tenant Estoppels have not been obtained being herein called the "Missing Estoppel Tenants"), Seller in its own capacity shall satisfy the condition of this Section 6.5 with respect to the Tenant Estoppel from such Missing Estoppel Tenants selected by Buyer (such that Buyer thereby receives an estoppel certificate completed by the tenant or by Seller on behalf of the tenant, for not less than ninety percent (90%) of the Other 2500 sq ft+ Tenants) by executing and delivering to Buyer at Closing a factually accurate Tenant Estoppel for such Missing Estoppel Tenant in the form attached hereto and incorporated herein as Exhibit E-3; any Tenant Estoppel provided by Seller will be released upon delivery of a Tenant Estoppel from such Missing Estoppel Tenant; as Buyer's sole recourse with respect to any material inaccuracy in any Tenant Estoppel provided by Seller, Buyer shall be entitled to pursue the indemnity of Seller under Section 6.10, subject to and limited by the terms thereof, as if the information in the Tenant Estoppel provided by Seller was a representation and warranty of Seller hereunder. In the event Seller is unable to obtain Tenant Estoppel from all Anchor Tenants and 80% of all Other 2500 sq ft+ Tenants and REA Parties, or in the event of any "Aggregate Material Monetary Variation" or "Material Non-Monetary Variation" in the Tenant Estoppels, Buyer shall as its sole and exclusive options under such circumstances, elect either:

    (a) to close the purchase of the Property without the Tenant Estoppels, and without reduction of the Purchase Price, but with a Tenant Estoppel signed by Seller for Missing Estoppel Tenants for the Seller's Estoppel Certificates to be selected by Buyer up to 90% (by number of Tenants) of the Other 2500 sq ft+ Tenants; or

    (b) to terminate this Agreement in accordance with the Section hereof entitled "Non-Default Termination".

Seller shall deliver to Buyer copies of Tenant Estoppels promptly upon receipt thereof from Tenants. Buyer shall have five days after receipt of a Tenant Estoppel to notify Seller of any Material Variation set forth therein; if Buyer has not given notice within such five day period, Buyer shall be conclusively deemed to have approved the Tenant Estoppel. Seller and Buyer shall confer on all Material Monetary Variations and Material Non-Monetary Variations. Seller shall pay on or before Closing any claims not in dispute, in Seller's sole judgment. Unless there is an "Aggregate Material Monetary Variation" or "Material Non-Monetary Variation" in the Tenant Estoppels, the rights and obligations Buyer and Seller under this Agreement shall not be affected by variations in Tenant Estoppels.

An "Aggregate Material Monetary Variation" means Material Monetary Variations in Tenant Estoppels that aggregate more than $50,000, where a "Material Monetary Variation" means any monetary claim in a Tenant Estoppel which varies materially from information disclosed in the Rent Roll or otherwise provided in writing to Buyer by Seller, whether in the nature of an offset or defense to payment of rent or any Fixed and Other Tenant Charges or a claim for payment, reimbursement or other compensation. A "Material Non-Monetary Variation" means any claim, defense or notice in a Tenant Estoppel of a non-monetary nature that would interfere with or inhibit the continued operation of the store.

     6.6 Representations and Warranties of Seller. Subject to the limitations set forth in the Sections hereof entitled "No Other Representations and Warranties by Seller" and "Seller Indemnity", Beneficiary hereby represents and warrants to Buyer and Trustee hereby represents to Buyer the following:

        6.6.1 Rent Roll. Schedule 6.6.1 is a rent roll of the Property (the "Rent Roll") as of the date marked thereon, true and complete as of its date to Seller's Knowledge, showing the identification of each rentable space in the Property, whether leased or not, and for each such space, the name of the Tenant, the unapplied amount of any security deposit held, and all delinquencies in Rent. Rent which is due, but not received, for the month in which the Closing Date occurs shall not be considered delinquent for the purposes of this Section 6.6.1. Seller shall deliver a updated Rent Roll to Buyer, also true and complete as of its date to Seller's Knowledge, within fifteen (15) days prior to the Closing Date. Except as set forth to the contrary on Schedule 6.6.1, no Tenant has paid any rent in advance except for the current month.

        6.6.2 Tenant Leases. Schedule 6.6.2 contains a list of what are, to the Seller's Knowledge, all existing Tenant Leases and modifications thereof and supplements thereto regardless of whether the terms thereof have commenced, setting forth with respect to each what is, to the Seller's Knowledge, the date thereof and of each modification thereof and supplement thereto and the names of the Tenants thereto (including the name of the current assignee, if any, but only if and to the extent Seller has actual notice of any such assignment). To the Seller's Knowledge, all Tenant Leases, together with each written modification thereof and supplement thereto, have heretofore been made available to Buyer for inspection.

To the Seller's Knowledge, except as set forth on Schedule 6.6.2 and in the lease documents delivered and/or made available to Buyer:

    (a) Each such Tenant Lease constitutes the entire agreement between Seller and each Tenant thereto. There are no leases executed by Seller or other rights of occupancy or use granted by Seller of any portion of the Property other than the Tenant Leases. No Rents or other payments or deposits are held by Seller or Seller's agent, except the security deposits described on the Rent Roll and Rents prepaid for the current month. As of the Closing Date, no Rents due under, or any other interest in, any of the Tenant Leases will be assigned to any party other than Buyer, or otherwise pledged or encumbered in any way.

    (b) No Tenant has made any written claim which has been received by Seller or, to Seller's Knowledge, has any other claim, whether or not in writing
    (i) that Seller has defaulted in performing any of its obligations under any of the Tenant Leases which has not heretofore been cured, (ii) that any condition exists which with the passage of time or giving of notice, or both, would constitute any such default, (iii) that such Tenant is entitled to any reduction in, refund of, or counterclaim or offset against, or is otherwise disputing, any Rents or other charges paid, payable or to become payable by such Tenant, or (iv) that such Tenant is entitled to cancel its Tenant Lease or to be relieved of its operating covenants thereunder.

    (c) With the exception of delinquencies in the payment of Rents which are set forth on the Rent

    Roll, no material default exists under any of the Tenant Leases on the part of the Tenant thereto. Seller is not in default under the Tenant Leases.

    (d) There are no rent abatements or other tenant concessions or inducements, including, without limitation, lease assumptions or buy-outs, applicable to any of the Tenant Leases or any rights to extend or renew any of such Tenant Leases. There are no options or rights to renew, extend or terminate the Tenant Leases. Seller has not granted any rights, options or rights of first refusal of any kind to any Tenant, which are currently in effect, to purchase or to otherwise acquire the Property or any part thereof or interest therein. All of the improvements to be constructed by the landlord under each of the Tenant Leases, or as required under any collateral agreement, plans or specifications related to the Tenant Leases, have been fully completed and paid for.

    6.6.3 6Reciprocal Easement Agreements. Copies of what to the Seller's Knowledge are all of the REAs have heretofore been furnished or made available to Buyer, together with what to Seller's Knowledge are all written modifications thereof and supplements thereto.

To the Seller's Knowledge, except as set forth on Schedule 6.6.3 and in the
REA's:

    (a) Each such REA constitutes the entire agreement between Seller and each REA Party thereto, and Seller has made no oral promises or agreements amending or modifying the same. No payments or deposits are held by Seller or Seller's agent, except as have been prepaid for the current month. As of the Closing Date, no payments due under, or any other interest in, any of the REAs will be assigned to any party other than Buyer, or otherwise pledged or encumbered in any way.

    (b) Neither of the REA Parties has made any written claim which has been received by Seller or, to Seller's Knowledge, has any other claim, whether or not in writing (i) that Seller has defaulted in performing any of its obligations under any of the REAs which has not heretofore been cured,
    (ii)Ethat any condition exists which with the passage of time or giving of notice, or both, would constitute any such default, (iii) that such REA Party is entitled to any reduction in, refund of, or counterclaim or offset against, or is otherwise disputing, any Rents or other charges paid, payable or to become payable by such REA Party, (iv) that such REA Party is entitled to cancel its REA or to be relieved of its operating covenants thereunder, or (v) that there is a violation of any of the covenants, conditions or restrictions contained in such REA.

    (c) With the exception of delinquencies in the payment of Rents which are set forth on Schedule 6.6.3, no material default exists under any of the REAs on the part of the REA Parties thereto. Seller is not in default under the REAs.

    (d) There are no rent abatements or other concessions or inducements, including, without limitation, lease assumptions or buy-outs, applicable to any of the REAs or any rights to extend or renew any of such REAs except as set forth in Schedule 6.6.3. There are no options or rights to renew, extend or terminate the REAs, except as set forth in Schedule 6.6.3.
    Seller has not granted any rights, options or rights of first refusal of any kind to either of the REA Parties, which are currently in effect, to purchase or to otherwise acquire the Property or any part thereof or interest therein. All of the improvements to be constructed by the developer or owner under each of the REAs, or as required under any collateral agreement, plans or specifications related to the REAs, have been fully completed and paid for.

     6.6.4 Contracts. To the Seller's Knowledge: (a) Schedule 6.6.4 contains a list of all Contracts, including all modifications thereof, (b) Seller is not in default under the terms of any Contract, and there is no material default by any other party to a Contract which has not heretofore been cured. A copy of what is to Seller's Knowledge all Contracts, together with what is to Seller's Knowledge all amendments or supplements thereto, has been delivered or made available to Buyer. To the Seller's Knowledge, such documents constitute the entire agreement between Seller and each party to the Contracts and Seller.

     6.6.5 Environmental. Except as set forth in Schedule 6.6.5 and in the Seller environmental reports listed in Exhibit D to this Agreement, to the Seller's Knowledge there is no current, uncured (i.e., not cured in compliance with Environmental Law) material violation of Environmental Law by Seller or by any agent or contractor of Seller, it being expressly understood that Seller is making no representation or warranty regarding the violation of any law by any Tenant or by any other person or entity. Seller has received no notice from any governmental unit or other person that it or the Property is not in compliance with any Environmental Law or that it has any liability with respect thereto and there are no administrative, regulatory or judicial proceedings pending with respect to the Property pursuant to, or alleging any violation of, or liability under any Environmental Law. Except as set forth in the environmental reports regarding the Property as listed on Exhibit "D" hereto or as otherwise listed on Exhibit "D" hereto, neither Seller nor, to the Seller's Knowledge, any Tenant or REA Party has installed any underground or above ground storage tanks on, under or about the Property. To the Seller's Knowledge, there is no untrue or inaccurate statement contained in any of the environment report(s).

     6.6.6 Permits and Licenses. Schedule 6.6.6 contains a list of what are, to the Seller's Knowledge, all permits and licenses currently maintained with respect to the Property. Seller has not received any notice of violation from any federal, state or municipal entity that has not been cured or otherwise resolved to the satisfaction of such governmental entity. To Seller's Knowledge, the permits and licenses listed on Schedule 6.6.6 are all of the licenses and permits which are required for the present use of the Property.

     6.6.7 Promotional Association. Except as set forth in the Tenant Leases and the REAs, to Seller's Knowledge, Seller is under no other obligation to make contributions or otherwise provide assistance to any promotional association, tenant association, advertising fund or promotional fund.

     6.6.8 No Litigation. Except as set forth in Schedule 6.6.8, Seller has not been served or otherwise received written notice of any litigation which is currently pending, including any arbitration, investigation or other proceeding by or before any court, arbitrator or governmental or regulatory official, body or authority which is pending or, to Seller's Knowledge, threatened, against Seller which would affect the Property, this transaction or Buyer's ownership, management, leasing or operation of the Property after Closing.

     6.6.9 No Condemnation. Except as set forth in Schedule 6.6.9, Seller has not been served or otherwise received written notice of any condemnation proceeding or other proceeding or action in the nature of eminent domain which is pending with respect to all or any part of the Property, or with respect to any property owned by an REA Party which is the subject of either of the REAs.

     6.6.10 No Third Party Consents Necessary. No approval, consent, waiver, filing, registration or qualification with any third party, including, but not limited to, any governmental bodies, agencies or instrumentalities is required to be made, obtained or given for the execution, delivery and performance of this Agreement or any of the Seller Closing Documents by Seller.

     6.6.11 Real Estate Taxes. Copies of current real estate tax bills received by Seller with respect to the Property, other than tax bills sent to Tenants or REA Parties who have the obligation to pay such taxes to the collecting authority, have been delivered or made available to Buyer. No application or proceeding instituted by or on behalf of Seller is pending with respect to a reduction or an increase of such taxes or any assessed valuation for the Property. There are no tax refund proceedings instituted by or on behalf of Seller relating to the Property which are currently pending. Seller has received no notice of any special tax or assessment to be levied against the Property after the date of the most recent tax bills received by Buyer or any proposed change in the tax assessment of the Property affecting the Property subsequent to the most recent tax bills received by Buyer.

     6.6.12 No Violation of Laws. Except as otherwise disclosed herein (including the Schedules and Exhibits attached hereto), Seller has not received any written notice from any governmental authority having jurisdiction over the Property of any material violation of any law, ordinance, order or regulation which would affect the Property, this transaction or Buyer's ownership, management, leasing or operation of the Property after Closing.

     6.6.13 Authority. Except as set forth in Section 16.10 hereof, Seller has the full legal power, authority and right to execute and deliver, and to perform their obligations under this Agreement, and Buyer's performance hereunder and the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller and no remaining action is required to make this Agreement binding on Seller.

     6.6.14 Tenant Bankruptcy. Except as set forth in Schedule 6.6.14, to Seller's Knowledge, none of the Tenants now occupying any of the Property or having a Tenant Lease and no REA Party is the subject of any bankruptcy, reorganization, insolvency or similar proceedings or has ceased or reduced or intends to cease or reduce operations at the Property (other than temporarily due to casualty, remodeling, renovation or similar cause).

     6.6.15 Employees. Neither the Beneficiary nor the Trust has any employees working at the Property.

     6.6.16 Trademarks. Seller makes no representation or warranties concerning any patents, trademarks, copyrights or other intellectual property rights. Seller shall quitclaim its rights in the Intangible Property as they relate to the operation of the Property in Champaign, Illinois.

     6.6.17 Books and Records and Other Information. The Books and Records and the Rent Roll furnished or made available to Buyer in connection with or pursuant to this AgreementEare complete to Seller's Knowledge, and constitute the Books and Records prepared by or on behalf of Seller, in good faith, in connection with Seller's actual operation of the Property. Except as otherwise expressly provided for in this Agreement, Seller makes no other representations or warranties of any kind to Buyer as to the accuracy or completeness of the content of any documents or other information delivered to Purchaser pursuant to this Agreement. If and to the extent Seller reasonably requires such Books and Records or other related information at some future time, whether for an audit or other similar purpose, Buyer agrees to cooperate with Seller, at the reasonable cost and expense of Seller, in making the same available to Seller or its agents.

     6.6.18 Seller's Representatives. Seller's Representatives are the individuals most likely to have knowledge regarding the design, construction, condition, management, leasing and operation of the Property.

     6.6.19 Response of On-Site Manager. At Buyer's request, Seller has provided or will provide a copy of the Agreement and the representations and warranties set forth in this Section 6.6 to Larry Davis (the "On-Site Manager") for his review. Seller has provided or will provide Buyer prior to the Approval Date with the complete written response by the On-Site Manager (the "On-Site Manager's Report").

     6.6.20 Unredeemed Gift Certificate List. To Seller's Knowledge, the Unredeemed Gift Certificate List is or will be true and correct as of the date of its issuance,

     6.7 Seller's Knowledge Defined. Whenever the terms "Seller's Knowledge," "Seller's best knowledge" or terms of similar import are used in this Agreement, they shall meanEthe actual knowledge of Seller's Representatives, without making any investigation except only as expressly set forth in Section 6.6.19; provided, however, Seller makes no representations or warranties regarding the accuracy, and otherwise shall have no liability or other responsibility for the response by the On-Site Manager.

     6.8 Sale "As Is"; No Other Representations and Warranties by Seller. Except as expressly set forth in the Section hereof entitled "Representations and Warranties of Seller", and the representations expressly set forth in any documents executed by Seller and to be delivered to Buyer at the Closing, Seller makes no other, and specifically negates and disclaims any other representations, warranties, promises, covenants, agreements or guarantees of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning, with respect to or regarding title to the Property, the physical condition of the Property and any Personal Property, the compliance of the Property with applicable government regulations, including, without limitation, the Americans with Disabilities Act, or the past or future operating results of the Property.

    6.9 Survival of Representations and Warranties of Seller. All representations and warranties of Seller set forth in this Agreement or in any document to be executed by Seller and delivered to Buyer at the Closing, including the indemnities to the extent that they relate thereto, shall survive Closing for a period of eighteen (18) months after the Closing Date only, except as to specific existing matters as to which written notice has been given in accordance with Section 6.10 of this Agreement. Buyer's sole and exclusive remedy with regard to the representations and warranties of Seller shall be to pursue the Seller Indemnity as expressly set forth and limited in
Section 6.10. All representations and warranties of Seller set forth in this Agreement shall be remade by the Seller as of the Closing Date per the Seller's Certificate of Reaffirmation of Representations and Warranties, all in the form attached hereto as Exhibit "K".

    6.10 Seller Indemnity. Seller hereby gives Buyer the following indemnities, effective as of the Date of Closing, which, subject to the limitations set forth herein, shall be the sole and exclusive obligations of Seller from and after Closing with respect to the Property:

    (a) Seller shall indemnify, defend and hold Buyer and the other Buyer Indemnitees harmless from and against any Losses imposed upon, incurred or suffered by Buyer or any of the Buyer Indemnitees that results from, relates to or arises out of: (i) the breach or inaccuracy of any representation or warranty made by Seller in Section 6.6 of this Agreement or in the Seller Closing Documents; (ii) the breach or default by Seller of any of the covenants, agreements or obligations of Seller which expressly survive Closing under the terms of this Agreement; (iii) claims made by any third party that relate to any goods or services contracted for or agreed to by Seller or Seller's officers, directors, partners, employees, agents or representatives, except for the work assumed by Buyer pursuant to
    Section 6.12; and (iv) any tort, negligent act or omission, occurrence or accident occurring at any time prior to the Closing Date relating to the Property, provided, however, that such agreement by Seller to so indemnify, defend and hold Buyer harmless:

         (1) shall be inapplicable to any claims, suits, actions, damages, costs, charges and expenses attributable to any breach or inaccuracy of any representation or warranty made by Seller in Section 6.6 of this Agreement or in the Seller Closing Documents if and to the extent Buyer has actual knowledge on or before the Closing (including, without limitation, any information disclosed on Estoppel Certificates); and

         (2) shall be null and void except to the extent that Seller has received notice from Buyer within eighteen (18) months of the Closing Date referring to this Section and specifying the amount, nature and facts underlying any claim being made by Buyer under this indemnity by Seller.

    (b) As between Seller and Buyer only (with no third party beneficiary rights conferred whatsoever), Seller shall indemnify, defend and hold Buyer and the other Buyer Indemnitees harmless from and against any Losses imposed upon, incurred or suffered by Buyer or any of the Buyer Indemnitees that results from, relates to or arises out of (i) the "Charge of Discrimination" filed by Leland Willmore, Administrator and Representative of the Estate of Ricky D. Willmore, deceased, and on behalf of Ricky D. Willmore, against "Market Place Shopping Center" with the State of Illinois Department of Human Rights (Charge Number 1994SF050921B941033), and (ii) the case filed by Georgia Jones against "Market Place Mall" with the City of Champaign Human Relations Commission & Community Relations Division of Violations of the Human Rights Ordinance (Case Number CC-96-544PA). Seller believes it has no responsibility for either matter and reserves all rights against all parties other than Buyer and Buyer's Indemnitees, including, without limitation against the On-Site

    Manager and the parties making the claim and charge.

Except with respect to Seller's indemnification obligations set forth in
Section 6.10(a), Buyer waives all other claims, damages, losses, causes of action and all other expenses and liabilities relating to the Property (including claims, damages, losses, causes of action and all other expenses and liabilities relating to the presence of Hazardous Materials and Environmental
Law), whether relating to any period of time either before or after Closing; provided, however, Buyer shall retain the right, whether under the common law or under applicable statutes, laws, rules or regulations, to seek contribution from Seller for payment or reimbursement of the costs and expenses, including, without limitation, consultant's fees, the costs of any surveys or inspections, attorneys' fees and costs and administrative penalties and fines, of any clean up, remediation, abatement or removal of any Hazardous Materials located on or affecting the Property as of the Closing Date which Buyer is required to undertake pursuant to any Environmental Law or by the order of any governmental authority having jurisdiction over the Property or Buyer, and nothing contained in this Agreement shall be deemed to be or shall constitute a waiver by Buyer of, or a limitation upon, any such right of contribution against Seller. Notwithstanding anything to the contrary contained in this Agreement, other than expressly provided in Section 6.12 hereof, Buyer is not, and shall not be deemed to be, assuming any liabilities, obligations or responsibilities of Seller to any other party with respect to any claims under Environmental Laws or the existence or release of any Hazardous Materials at, on or under the Property prior to the Closing Date. The provisions of this Section shall survive Closing, subject to limitations set forth herein.

     6.11 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that:

     (a) Buyer, and the individuals signing this Agreement on behalf of Buyer, have the full legal power, authority and right to execute and deliver, and to perform their obligations under this Agreement, and Buyer's performance hereunder and the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer and no remaining action is required to make this Agreement binding on Buyer. The provisions of this Section shall survive Closing.

     (b) Having been given the opportunity to inspect the Property, except as to the representations and warranties of Seller expressly set forth in this Agreement, Buyer is relying, and will rely, solely on its own investigations of the title to, and physical condition of, the Property and the operating history and future potential of the Property as it deems appropriate and, to the maximum extent permitted by law, except as to the representations and warranties of Seller expressly set forth in this Agreement, Buyer acknowledges and agrees that the Buyer is buying the Property on an "AS IS" and "WHERE IS" condition and basis, with all faults. Except for the representations and warranties of Seller expressly set forth in this Agreement, Buyer is not relying on any statement or information made or given, directly or indirectly, orally or in writing, express or implied, by the Seller or its agents as to the physical and economic nature and/or condition of the Property but, rather, is and will be relying on independent evaluations by its own personnel or consultants to make a determination as to the physical and economic nature, condition and prospects of the Property.

     6.12 Buyer Indemnity. Buyer hereby gives Seller the following indemnities, which, subject to the limitations set forth herein, shall be the sole and exclusive obligations of Buyer from and after Closing with respect to the Property:

     Buyer shall indemnify, defend and hold Seller and the other Seller Indemnitees harmless from and against any Losses imposed upon, incurred or suffered by any of the Seller Indemnitees that results from, relates to or arises out of: (a) the breach or inaccuracy of any representation or warranty made by Buyer in Section 6.11 of this Agreement or in the Buyer Closing Documents; (b) the breach or default by Buyer of any of the covenants, agreements or obligations of Buyer which expressly survive Closing under the terms of this Agreement; (c) claims made by any Tenants under the Tenant Leases, REA Parties under the REAs, or by any party under those Contracts assigned to Buyer, that relate to any actions or events first occurring, or obligations first accruing, on or after the Closing Date; and (d) claims made by any third party that relate to any goods or services contracted for or agreed to by Buyer or Buyer's officers, directors, partners, employees, agents or representatives, and (e) any tort, negligent act or omission, occurrence or accident occurring at any time on or after the Closing Date relating to the Property, provided, however, that such agreement by Buyer to so indemnify, defend and hold Seller harmless shall be null and void except to the extent that Buyer has received notice from Seller within eighteen (18) months of the Closing Date referring to this Section and specifying the amount, nature and facts underlying any claim being made by Seller under this indemnity by Buyer.

     Buyer hereby agrees to assume all liability and responsibility for the performance of the work described on Schedule 6.12 hereto. Buyer shall indemnify, defend and hold Seller and the other Seller Indemnitees harmless from and against any Losses imposed upon, incurred or suffered by any of the Seller Indemnitees that results from, relates to or arises out of the non-performance of such work, or any claim made under any letter of credit posted by Seller with respect to such work.

     Buyer hereby agrees to assume all liability and responsibility for the two remaining underground storage tanks described in the environmental reports listed in Exhibit D to this Agreement. Buyer shall indemnify, defend and hold Seller and the other Seller Indemnitees harmless from and against any Losses imposed upon, incurred or suffered by Seller or any of the Seller Indemnitees that results from or relates to such underground storage tanks, including any requirement, claim or demand relating to further remediation efforts with regard to such underground storage tanks, provided, however, that the agreement by Buyer to assume responsibility and liability, and to indemnify and defend Seller and the other Seller Indemnitiees shall not apply to any third party claims for Losses (other than any requirement, claim, cost or demand relating to remediation) caused by such underground storage tanks if and to the extent that the claim relates to Losses (other any than requirement, claim, cost or demand relating to remediation) occurring during the period prior to the Closing Date.

The provisions of this Section shall survive Closing, subject to limitations set forth herein.

     6.13 Management of the Property. From the Date of Agreement until the Closing Date, Seller shall manage and maintain the Property, ordinary wear and tear accepted, in substantially the same manner that Seller has maintained the Property prior to the Date of Agreement, including, without limitation, (a) complying with all Tenant Leases, the REAs, the Contracts and any other agreements binding upon Seller or the Property, (b) maintaining all licenses and permits in full force and effect, (c) repair, replace and maintain the Property consistent with Seller's past practice, (d) promptly notify Buyer in writing of any extraordinary repair or improvement required to maintain the Property in such condition, (e) not make any material alterations or additions to the Property without the prior written consent of Buyer, and (f) not remove any Tangible Personal Property from the Property without Buyer's prior written consent, unless such Tangible Personal Property is replaced with new Tangible Personal Property of similar or better quality and utility. Seller shall prepare or cause to be prepared all calculations and Tenant billings for annual adjustment items for 1996. If Seller fails to so maintain the Property, Buyer's sole and exclusive remedies under such circumstances shall be either:

    (a) to accept the Property "AS IS", in which event the obligations of the parties hereunder shall not be affected by reason of such matters and the sale contemplated hereunder shall be consummated without reduction of the Purchase Price; or,

    (b) to terminate this Agreement in accordance with the provisions of the Section hereof entitled "Non-Default Termination" by giving notice to Seller no later than five (5) business days prior to Closing (Buyer acknowledging that management of the Property for five (5) business days will not be material to Buyer's decision to close, absent a Casualty on the Property).

If Seller shall not timely receive Buyer's election to terminate this Agreement, Buyer shall be deemed conclusively to have elected to proceed to close in accordance with Subsection (a) above.

     6.14 Leasing. From and after the Date of Agreement until the Closing Date, Seller shall have the right to lease the Property in accordance with the provisions of this Section. Prior to execution of any lease, Seller shall send a copy of the proposed lease (which shall include the name of the proposed tenant and the proposed economic terms) to Buyer for Buyer's approval, together with a statement of the amount of the brokerage commission and the estimated amount of the tenant improvements and tenant allowances and concessions, if any, which will be due with respect to such lease, which approval Buyer shall not unreasonably withhold or delay. If Seller shall not receive notice of objection from Buyer on or before 5 p.m. five (5) business days following Buyer's receipt of a proposed lease accompanied by the required statement from Seller, Buyer shall be conclusively deemed to have approved the proposed lease and the amount of the brokerage commission set forth in Seller's notice (all leases approved or deemed approved by Buyer after the Date of Agreement in accordance with the provisions of this Section are referred to herein as "Approved New Leases", and all commissions approved or deemed approved by Buyer after the Date of Agreement in accordance with the provisions of this Section are referred to herein as "Approved Commissions"). Because the benefits of Approved New Leases shall primarily accrue to the benefit of Buyer, Buyer hereby agrees to reimburse Seller at Closing for all amounts specifically described in the statement delivered by Seller to Buyer and thereafter expended by Seller under the terms of the Approved New Leases for the construction of tenant improvements, together with any Approved Commissions paid by Seller pursuant to the terms of the Approved New Leases entered into on or after the Date of Agreement through the Closing Date. In addition, Buyer hereby assumes all unpaid obligations of the landlord that are required by the express written terms of the Approved New Leases (and all unpaid Approved Commissions due with respect to such Approved New Leases), including, without limitation, all unpaid obligations required by the express written terms of the Approved New Leases for tenant improvements and other tenant concessions, Buyer agreeing to assume all tenant improvement construction contracts approved by Buyer in writing, for work required by the express written terms of the Approved New Leases which is in progress as of the Closing Date. This provision shall survive the Closing.

     6.15 Contracts. With respect to those contracts or service agreements which Buyer has elected not to have assigned to it, as indicated in the Approval Notice, Seller shall terminate such contract or service agreement effective as of the Closing Date, if permissible under such contract or service agreement and shall pay any and all costs and expenses in connection with such termination. If and to the extent that any such contract or service agreement is not terminable until a date after the Closing, notwithstanding Seller's delivery of the appropriate termination notice, then Seller shall assign, and Buyer shall assume, such contract or service agreement at the Closing, and Buyer shall be responsible therefor from the Closing Date until the effective date of the termination, provided, however, that Seller shall pay to Buyer at the Closing the amount of any termination fee. Seller shall deliver the applicable notices of termination as soon as practicable following the Approval Date, but shall have no obligation to deliver such notices on or prior to the Approval Date. Except with Buyer's prior written consent, Seller shall not enter into any contract or agreement that will be an obligation affecting Buyer or the Property subsequent to the Closing Date.

     6.16 Bulk Sales. On or prior to the Closing Date, Seller or its representative hereby agrees to complete the Illinois Department of Revenue Form NUC-542-A "Notice of Sale or Purchase of Business Assets," a copy of which is shown on Schedule 6.16 hereto, and submit the same to the proper governmental authority. Further, in the event said governmental authority does not issue a "Stop Notice" or similar notice prior to the Closing Date, Seller agrees to issue a statement to Buyer that no withholding is due, and further, agrees to indemnify Buyer for any such withholding that may be due or become due as a result of the transaction contemplated by this Agreement.

     6.17 Seller's Deliveries. If and to the extent available at the Property, Seller shall provide and/or make available to Buyer copies of the following items after the Date of Agreement and will deliver to Buyer on the Closing
Date:

    architect's drawings; blue prints; as-built plans; structural, mechanical geotechnical or other engineering studies; ADA surveys; market surveys performed on or after January 1, 1990; lease summaries; statements, accounts and records (including payroll records) related to common area maintenance, taxes, or insurance charges or other costs billed or to be billed to Tenants; maintenance records and service logs on and for equipment; and instruction manuals for equipment;

provided, however, if and to the extent Seller reasonably requires such items of information at some future time, whether for an audit or other similar purpose, Buyer agrees to cooperate with Seller, at the reasonable cost and expense of Seller, in making the same available to Seller or its agents.

Except as set forth in the representations and warranties sections hereof, Seller shall have no responsibility or liability with respect to any inaccuracies in any of the above listed information provided to Buyer, and except as otherwise expressly provided for in this Agreement, Seller makes no representations or warranties whatsoever regarding (i) the completeness of any such information or (ii) the truth or accuracy of any such information. Further, Seller is not assigning any report(s) or study(ies) to Buyer, nor granting Buyer any rights with respect to any firm(s) producing any such report(s) or study(ies).

     7. Closing.

     7.1 Buyer's Conditions Precedent to Closing. The obligations of Buyer with regard to Closing under this Agreement are, at its option, subject to the fulfillment of each and all of the following conditions prior to or at the
Closing:

     (a) Seller shall have performed and complied with all the agreements, covenants and conditions required in this Agreement to be performed and complied with by Seller prior to Closing;

     (b) Title Insurer has issued the Title Policy, signed Buyer's mark-up of a copy of a proposed or pro-forma Title Policy or otherwise similarly agreed in writing that it will in fact issue the Title Policy required hereunder;

     (c) The representations and warranties of Seller contained herein shall be true and correct in all material respects as of the Closing Date;

     (d) The Tenant Estoppels have been obtained in accordance with Section 6.5 of this Agreement;

     (e) No termination of the Agreement by Buyer or Seller shall have occurred pursuant to any other provision of this Agreement; and

     (f) As of the Closing Date there is no litigation, including any arbitration, investigation or other proceeding, pending by or before any court, arbitrator or governmental or regulatory official, body or authority nor any decree, order or injunction issued by any such court, arbitrator or governmental or regulatory official, body or authority and remaining in effect which does or is likely to prevent or hinder the timely consummation of the Closing or materially adversely affect the Property or the operation of the Property by Buyer.

     7.2 Seller's Conditions Precedent to Closing. The obligations of Seller with regard to Closing under this Agreement are, at Seller's option, subject to the fulfillment of each and all of the following conditions prior to or at the
Closing:

     (a) Buyer shall have performed and complied with all the agreements, covenants and conditions required in this Agreement to be performed and complied with by Buyer prior to Closing;

     (b) The representations and warranties of Buyer contained herein shall be true and correct in all material respects of the Closing Date;

     (c) No termination of the Agreement by Buyer or Seller shall have occurred pursuant to any other provision of this Agreement; and

     (d) As of the Closing Date there is no litigation, including any arbitration, investigation or other proceeding, pending by or before any court, arbitrator or governmental or regulatory official, body or authority nor any decree, order or injunction issued by any such court, arbitrator or governmental or regulatory official, body or authority and remaining in effect which does or is likely to prevent or hinder the timely consummation of the Closing.

     7.3 Deposits in Escrow. On or before the Closing Date, the Seller Closing Documents and the Buyer Closing Documents shall be deposited with Escrowholder and the Closing shall take place in accordance with the terms hereof.

     7.3.1 Seller's Deposits. Seller shall deposit, or cause Trustee to deposit with Escrowholder the following documents, each executed by persons or entities duly authorized to execute same on behalf of Seller or Trustee (collectively the "Seller Closing Documents"):

     (a) Recordable Trustee's Deeds from Trustee, conveying the Land and the Improvements to Buyer subject only to the Permitted Exceptions, in the form attached hereto as Exhibit "F" (the "Deeds");

     (b) "FIRPTA" Affidavit for Beneficiary, NML and CI in the form attached hereto and incorporated herein as Exhibit "H-1", "H-2" and "H-3";

     (c) Certificates of Authorization for Beneficiary, NML and CI in the forms attached hereto and incorporated herein as Exhibit "I-1", "I-2" and "I-3";

     (d) Bill of Sale in the form attached hereto and incorporated herein as Exhibit "J" transferring to Buyer all of Seller's interest in the Tangible Personal Property, and transferring to Buyer all of Seller's rights in the Intangible Property as they relate to the operation of the Property in Champaign, Illinois;

     (e) Seller's Certificate of Reaffirmation of Representations in the form attached hereto and incorporated herein as Exhibit "K";

     (f) All transferable guarantees and warranties pertaining to the Property which are in the possession of Seller, together with a quitclaim assignment thereof to Buyer (the "Transferable Warranties and Assignment");

     (g) Updated Rent Roll in accordance with Section 6.6.1 of this Agreement;

     (h) Seller's Closing Instructions; and

     (i) An Affidavit of Title in the form attached as Exhibit "G" hereto.

     7.3.2 Buyer's Deposits. Buyer shall deliver into escrow the following (collectively the "Buyer Closing Documents"):

     (a) the Purchase Price, less the Earnest Money then held by Escrowholder, plus costs to be paid by Buyer pursuant to the terms of this Agreement, and plus or minus prorations and adjustments shown on the closing statement executed by Buyer and Seller;

     (b) Buyer's Certificate of Reaffirmation of Representations in the form attached hereto and incorporated herein as Exhibit "L"; and

     (c) Buyer's Closing Instructions.

     7.3.3 Other Deposits. Buyer, Seller or Trustee, at the direction of Seller, shall deposit with Escrowholder the following documents, each executed by persons or entities duly authorized to execute same on behalf of each party:

     (a) Closing Statement prepared by Buyer and Seller shall be deposited with Escrowholder after the same has been executed by Buyer and Seller;

     (b) Assignment and Assumption of Tenant Leases (and security deposits not heretofore applied) in the form attached hereto and incorporated herein as Exhibit "M"; assigning to Buyer all of Seller's right, title and interest in the Tenant Leases;

     (c) Assignment and Assumption of REAs in the form attached hereto and incorporated herein as Exhibit "N"; assigning to Buyer all of Seller's right, title and interest in the REAs;

     (d) Assignment and Assumption of Contracts in the form attached hereto and incorporated herein as Exhibit "O", pursuant to which Seller shall assign to Buyer all of the contracts which Seller has agreed to assign to Buyer, if any and pursuant to which Buyer shall assume such contracts. Said assignment shall specifically exclude any management agreement on the Property; and

     (e) Any documentation required to be executed by Buyer and Seller with respect to any state, county, or local transfer taxes applicable to the conveyance of the Property pursuant to this Agreement.

     7.3.4 1099S. Title Insurer shall be responsible for preparing and delivering a proper Form 1099S;

     7.4 Costs. Seller shall pay the cost of issuance of the Title Policy and the cost of all endorsements arranged by Seller to cure Objectionable Items. Seller shall pay to the Broker the broker's commission, and if applicable, Broker shall pay to any co-broker the commission or fee agreed to between Broker and co-broker. Buyer and Seller shall each pay one-half of the Escrowholder's charge for the escrow, if any. Seller shall pay the cost of realty transfer or stamp taxes, and all recording fees for the Deeds and any items to be recorded in order to release any Objectionable Item. Seller shall pay any and all costs or expenses in connection with the termination of any Contracts to be terminated in accordance with the terms of this Agreement. Seller shall pay the cost of the Survey, but Buyer shall pay for changes or modifications it requires to the Survey. Buyer shall pay the cost of recording any mortgage or other loan documents. Buyer and Seller shall each pay its own legal fees incurred in connection with the drafting and negotiating of this Agreement and the Closing of the transaction contemplated herein.

     7.5 Prorations. Subject to the other provisions of this Section, the items pertaining to the Property that are identified in this Section shall be prorated between the parties on a per diem basis (employing the actual number of calendar days in the period involved and a 365-day year) so that credits and charges with respect to such items for all days preceding the Closing Date shall be allocated to Seller, and credits and charges with respect to such items for all days including and after the Closing Date shall be allocated to Buyer. All expenses of the Property incurred prior to the Closing Date shall be paid by Seller, regardless of when the bill, statement or invoice for such expense is received, and all expenses of the Property incurred on or after the Closing Date shall be paid by Buyer. This Section 7.5 shall survive the Closing.

     7.5.1 Items to be Prorated. The following items shall be prorated between Buyer and Seller as of the Closing Date:

     (a) Rents for the month (or other rental period under each Tenant Lease or REA) in which the Closing Date occurs shall be prorated as of the Closing Date.

     (b) General real estate taxes and assessments and other similar charges which are a lien on the Property, but not yet due and payable as of the Closing Date, shall be prorated as herein provided. For the general real estate taxes, Buyer shall receive a credit equal to:

         (i) the amount of general real estate taxes that were billed and for which payment was due in 1996 for Market Place Shopping Center multiplied by the percentage of unoccupied leasable area in Market Place Shopping Center as of February 1, 1997, plus

         (ii) the amount of general real estate taxes that were billed and for which payment was due in 1996 for Market Place Convenience Center multiplied by the percentage of unoccupied leasable area in Market Place Convenience Center as of February 1, 1997, plus

         (iii) the amount of general real estate taxes that were billed and for which payment was due in 1996 for the vacant development parcels, plus

         (iv) an amount calculated (A) by adding together the amount of general real estate taxes that were billed and for which payment was due in 1996 for Market Place Shopping Center, plus the amount of general real estate taxes that were billed and for which payment was due in 1996 for Market Place Convenience Center, plus the amount of general real estate taxes that were billed and for which payment was due in 1996 for the vacant development parcels, and (B) multiplying the sum so obtained by a fraction, the numerator of which is the number of calendar days in 1997 elapsing prior to the Closing Date, and the denominator of which is 365.

         It is the intent of the parties that the aggregate amount of general real estate taxes for the Property that were billed and for which payment was due in 1996 equals the amount determined as set forth in 7.5(b)(iv)(A).

     (c) Utility charges except those required to be paid directly to the entity imposing the same by Tenants (who are current in all of their Tenant Lease payment obligations on the Closing Date), including, without limitation, fuel oil, liquid propane gas, electricity, telephone and water and sewer, if any, shall be prorated at the cost most recently charged to Seller with respect to the Property, based on the supplier's measurements thereof, plus sales taxes thereon. Seller and Buyer shall use their commercially reasonable efforts to cause all utility meters to be read as of the Closing Date and Seller shall be responsible to pay all such
     utility bills and expenses for periods prior to the Closing Date.   Buyer
     and Seller shall cooperate in the transfer of electricity, gas, water and other utility services from Seller's name to the name of Buyer as of the Closing Date.

     (d) Buyer shall receive a credit for amounts owed by Seller under the REAs and Buyer shall assume the obligation to pay such amounts after the Closing to the extent of the credit received. Amounts owed to Seller under the REAs which are 60 days or less past due shall be credited to Seller, and amounts which are more than 60 days past due shall be treated under Section 7.5.3(b).

     (e) Seller shall receive a credit for the prorated portion of any prepaid permit, license and inspection fees, if any, on the basis of the fiscal year or other period for which levied, if the rights with respect thereto continue for the benefit of Buyer following the Closing. Buyer shall receive a credit for the prorated portion of any permit, license and inspection fees, which were to have been paid prior to the Closing Date on the basis of the fiscal year or other period for which levied, if the rights with respect thereto continue for the benefit of Buyer following the Closing.

     (f) Seller shall receive a credit for any deposits on account with any municipality having jurisdiction over the Property, including deposits which are in the nature of security for the performance of work; Seller shall assign its rights with such deposits to Buyer at Closing.

     (g) Seller shall receive a credit for the prorated portion of any prepaid amounts paid by Seller under the Contracts to be assumed by Buyer for goods and services relating to the period on or after Closing. Buyer shall receive a credit for the prorated portion of any amounts payable under the Contracts to be assumed by Buyer for goods and services relating to the period prior to Closing,

     (h) Buyer shall receive a credit for any amounts owed by Seller to merchants, Tenants, REA Parties and other associations for promotional funds and other similar contributions or payments. Buyer shall receive a credit at Closing for any unexpended funds held by Seller for any such merchants and other associations. Seller shall receive a credit for amounts, if any, owed to Seller by any merchants and other associations, with any amounts that are past due for more than 60 days to be treated in accordance with the provisions of Section 7.5.3(b).

     (j) On the Closing Date, Seller hereby agrees to deliver to Buyer the following:

         (i) assignment of any and all rights of Seller in and to the gift certificate account (the "Gift Certificate Account") known as Account No. 3100096 at Bank Champaign, N.A. (the "Banking Institution") together with a cash deposit by Seller in an amount equal to the difference, if any, between the amount of the Unredeemed Gift Certificates (as defined below) and the amount in the Gift Certificate Account;

         (ii) new signature cards for the Gift Certificate Account or such other documentation as may be reasonably required by the Banking
         Institution in order   to accomplish the transfer of the Gift
         Certificate Account; and

         (iii) list (the "Unredeemed Gift Certificate List) of gift certificates (the "Unredeemed Gift Certificates") issued by Seller before the Closing Date (but not more than 3 days before the Closing
         Date) which remain unredeemed as of the Closing Date, with such Unredeemed Gift Certificate List to be itemized by gift certificate number and dollar amount.

     On and after the Closing Date, Buyer agrees to redeem the Unredeemed Gift Certificates accepted by the Tenants and, further agrees to cooperate in processing the Unredeemed Gift Certificates through the Gift Certificate Account for reimbursement to the Tenants.

     (k) All other items customarily apportioned in connection with the sale of similar properties similarly located, shall be Prorated in accordance with the intent of the parties as described in this Section 7.5.1.

     7.5.2 Installment Payments of Assessments.   In furtherance of Section
7.5.1, if any real property assessment affects the Property at the Closing and such real property assessment is payable in installments (whether at the election of Seller or otherwise), the installment relating to, or payable over, the Applicable Closing Fiscal Period shall be apportioned between Seller and Buyer as of the Closing Date, and the remaining installments shall be the obligation of Buyer, except that installments which are due, payable and outstanding on the Closing Date shall be paid by Seller on the Closing Date.

     7.5.3 Proration of Receivables.

     (a) Attached hereto as Schedule 7.5.3 is a list, prepared to Seller's Knowledge, of all outstanding receivables for the Property (the "Receivables List"), including Rent, Sales Based Tenant Charges, and Adjustable Tenant Charges for 1997, but excluding Adjustable Tenant Charges for 1996, which shall be treated in accordance with Section 7.5.4 hereof, itemized by the party from whom the receivable is due, the total amount due from such party, the category and amount due making up the aggregate due, the period for which the amount is due, and any credits due to the party which may offset the total amount owed. The Receivables List shall specify those parties that continue to be Tenants in the Property with stores currently open (amounts due from such parties are hereinafter referred to as "Routine Receivables", except that amounts due from Tenants with stores currently open but against whom Seller or Seller's agent has commenced litigation or which are in bankruptcy proceedings are hereinafter referred to as "Litigation Receivables"). The Receivables List shall also specify those parties that were Tenants in the Property which have now closed, and against whom Seller or Seller's agent has commenced litigation or which are in bankruptcy proceedings (amounts due from such parties are hereinafter referred to as "Closed Receivables"). Not less than five (5) days prior to the Closing Date, Seller shall deliver to Buyer an update to Seller's Knowledge of the Receivables List current to a date that is not more than 7 days prior to the Closing Date (the "Updated Receivables List" ). Except for Closed Receivables, which receivables shall be treated in accordance with the provisions of Section 7.5.3(e), Seller shall assign to Buyer at the Closing all receivables noted on the Updated Receivables List. The receivables assigned to Buyer at Closing, are hereinafter referred to individually as an "Assigned Receivable" and collectively as the "Assigned Receivables,"

         (b) Seller shall receive a credit at Closing with respect to all receivables assigned to Buyer, which credit shall be determined as follows:

          (i) If the most delinquent Fixed Minimum Rent for any Tenant is 60 days or less past due, the credit for all Assigned Receivables for that Tenant shall be equal to 100% of such Assigned Receivable, plus;

          (ii) If the most delinquent Fixed Minimum Rent for any Tenant is more than 60 days past due, but 90 days or less past due, the credit for all Assigned Receivables for that Tenant shall be equal to 50% of such Assigned Receivable, plus;

          (iii) If the most delinquent Fixed Minimum Rent for any Tenant is more than 90 days past due, but 120 days or less past due, the credit for all Assigned Receivables for that Tenant shall be equal to 25% of such Assigned Receivable, and;

          (iv) If the most delinquent Fixed Minimum Rent for any Tenant is more than 120 days past due, the credit for all Assigned Receivables for that Tenant shall be zero;

    provided, however, notwithstanding the foregoing, that Seller shall receive a credit equal to 100% of any Assigned Receivables (no matter how many days past due) for a Tenant if and to the extent that Buyer receives a credit for monies owed by Seller to such Tenant for overpayment of 1996 Adjustable Tenant Charges.

          (c) With the exception of Litigation Receivables, the proration for Assigned Receivables described herein shall be final, and any and all amounts collected by Buyer with respect to Assigned Receivables shall be Buyer's property regardless of the amount collected or received by Buyer.

          (d) With respect to Litigation Receivables, after the Closing Date Buyer shall use reasonable efforts to collect Litigation Receivables, and all amount collected therefor (less reasonable costs of collection) shall be applied first to current amounts due with any excess paid to Seller up to amount of the Litigation Receivable assigned to Buyer less the amount of the credit received by Seller, if any, at Closing. Seller shall not have any right to make, nor to attempt to make, any collection efforts with respect to Litigation Receivables.

          (e) Seller shall retain and shall have the right to collect for its own account all Closed Receivables and there shall be no proration or credit with respect to Closed Receivables.

          7.5.4 Proration for Reconciliation of Adjustable Tenant Charges.

          (a) Proration for reconciliation of amounts overpaid or underpaid by Tenants as Adjustable Tenant Charges for 1996 shall be prorated based upon Adjustable Tenant Charges for each Tenant and the corresponding actual 1996 operating expenses. At the Closing, Seller shall assign to Buyer any net amounts required to be paid by Tenants as Adjustable Tenant Charges for 1996 which were due and payable on or before, but remain unpaid on, the Closing Date and Seller shall receive a credit for such net amounts provided, however, that with respect to Tenants that are listed on the Updated Receivables List as being, delinquent in payment of Fixed Minimum Rent for more than 60 days, the credit for the net amount of any Adjustable Tenant Charges due from such Tenant shall be discounted by the percentage set forth in Section 7.5.3(b) corresponding to the most delinquent period for which Fixed Minimum Rent is unpaid for that Tenant. The proration for Adjustable Tenant Charges described herein shall be final, and any and all amounts collected by Buyer with respect to Adjustable Tenant Charges shall be Buyer's property regardless of the amount collected or received by Buyer.

             (b) Buyer shall receive a credit at Closing for the net amount of Adjustable Tenant Charges payable by Seller as of the Closing Date.

             (c) There shall be no proration or credit for reconciliation of Adjustable Tenant Charges for 1997.

             7.5.5   Proration of Sales Based Tenant Charges.

             (a) Buyer and Seller shall estimate any unpaid amounts due Seller from Tenants as Sales Based Tenant Charges for Tenant's most recent sales years ending prior to the Closing Date. Such estimate shall be based upon the actual reported sales for such year, if available, or shall be estimated using actual reported sales from the most recent sales year reported plus a reasonable estimate of the Tenant's sales for the balance (or all, as the case may be) of such year based upon the percentage change in the Tenant's sales over the most recent 12 month period for which actual sales information is available, and in each case the estimate shall be approved by Seller and Buyer. At the Closing, Seller shall assign to Buyer any amounts required to be paid by Tenants as Sales Based Tenant Charges for each Tenant's most recent sales years ending prior to the Closing Date which were due and payable on or before, but remain unpaid on, the Closing Date, and Seller shall receive a credit for such amounts; provided, however. that with respect to Tenants that are listed on the Updated Receivables List as being delinquent in payment of Fixed Minimum Rent for more than 60 days, the credit for the amount of any Sales Based Tenant Charges due from such Tenant shall be discounted by the percentage set forth in Section 7.5.3(b) corresponding to the most delinquent period for which Fixed Minimum Rent is unpaid from that Tenant. The proration for Sales Based Tenant Charges described herein shall be final, and any and all amounts collected by Buyer with respect to Sales Based Tenant Charges shall be Buyer's property regardless of the amount collected or received by Buyer.

             (b) The amounts estimated to be paid by Tenants as Sales Based Tenant Charges for Tenants sales years in which the Closing Date occurs, shall be prorated based upon the amount of credit determined in
    Section 7.5.5(a) above. At the Closing, Seller shall assign to Buyer any amounts required to be paid by Tenants as Sales Based Tenant Charges for Tenants sales years in which the Closing Date occurs, and Seller shall receive a credit equal to (i) the number of days in the sales year which have elapsed prior to the Closing Date divided by 365, multiplied by (ii) the amount of the Sales Based Tenant Charges for Tenant's most recent sales years ending prior to the Closing Date, discounted by the percentage set forth in Section 7.5.3(b) corresponding to the most delinquent period for which Fixed Minimum Rent is unpaid from that Tenant. The proration for Sales Based Tenant Charges described herein shall be final, and any and all amounts collected by Buyer with respect to Sales Based Tenant Charges shall be Buyer's property regardless of the amount collected or received by Buyer.

             7.5.6 Application of Rent Receipts.   Notwithstanding anything to
the contrary contained herein, in determining the adjustments and apportionments pursuant to Sections 7.5.3, 7.5.4 and 7.5.5, the following shall apply:

     (a) If Buyer shall receive any Fixed and Other Tenant Charges after the Closing Date from a Party who is delinquent as of the Closing Date in the payment of Fixed and Other Tenant Charges payable under its Tenant Lease or either of the REAs, as the case may be, such Fixed and Other Tenant Charges shall be deemed to have been paid by the Party, first, on account of amounts owing to Buyer, next, on account of Fixed and Other Tenant Charge Arrearages due to Seller (after reduction for amounts collected pursuant to Section 7.5.8(b)), and the balance remaining thereafter shall be retained by Buyer.

     (b) Notwithstanding Section 7.5.6(a): (i) a payment of Rent shall be applied to the payment of the item or items of Rent designated by the party making such payment or to which such payment otherwise clearly relates in the good faith judgment of Buyer, and (ii) any amounts collected in connection with the bankruptcy proceeding of a Tenant which are pre-petition rents relating to a period prior to the Closing Date shall be paid to Seller.

     7.5.7 Security and Utility Deposits. As provided in Section 6.6.1 hereof, the Rent Roll and updated Rent Roll shall set forth the amount of the unapplied and unreturned portion of any security deposits which have been deposited with Seller or its agents (or with any predecessor in interest to Seller with respect to the Property or such predecessor's agents) by any existing Tenants (the "Security Deposits"). Seller shall also deliver to Buyer at Closing a list, true and complete to Seller's Knowledge, of the amount of any deposits on account with any utility company servicing the Property that will continue for the benefit of Buyer following Closing ("Utility Deposits") (currently $0), and Buyer shall receive a credit against the Purchase Price payable at Closing in the amount of the Security Deposits, together with all interest, if any, accrued therein and required to be paid to Tenants. Buyer shall reimburse Seller at Closing for the amount of the Utility Deposits,

     7.5.8 Collection of Rents.

     (a) Buyer shall use reasonable efforts to collect the Fixed and Other Tenant Charge Arrearages, Adjustable Tenant Charges, Sales Based Tenant Charges and other Rents which are payable with respect to the Applicable Closing Fiscal Period and any prior fiscal period, but Buyer shall not be required to retain a collection agency, commence litigation or file proofs of claim or commence an adversary proceeding in a bankruptcy case, or terminate Tenant Leases or the REAs in connection with such collection efforts. Collection costs shall be charged against amounts collected.

     (b) Seller shall have the right to seek collection of any Closed Receivables. Buyer shall join in any actions or proceedings commenced by Seller if and only if the provisions of any law, rule or regulation at the time in effect shall require that such actions or proceedings be brought by and/or in the name of Buyer, in which event Buyer shall join and cooperate in such actions or proceedings or permit the same to be brought by Seller in Buyer's name but Seller shall pay all costs and expenses relating thereto, including without limitation Buyer's reasonable legal fees in reviewing pleadings and other materials filed in connection with such litigation.

     (c) Notwithstanding anything to the contrary contained herein, Buyer shall have the right at any time on or after the Closing, and whether or not its joinder shall be required as a matter of law, to join in, or to be substituted for Seller in, any proceedings for the eviction of Tenants and/or the collection of Rent which may have been instituted by Seller either prior to or after the Closing, if the Tenant in question is still in possession of the premises covered by its Tenant Lease and if, in connection therewith, Buyer intends to seek eviction of such Tenant, cancellation of the Tenant Lease or repossession of the premises. If Buyer joins in, or is substituted for Seller as plaintiff in any such litigation, Buyer shall, thereafter assume sole liability for all costs and expenses of such litigation, including legal fees and expenses, as may thereafter be incurred (except as provided below) and shall thereafter control all aspects of such proceedings, except that Buyer shall not be entitled to waive, reduce or otherwise compromise any claims for Rent relating to any period prior to Closing other than in accordance with the policies of Buyer from time to time as to Rent delinquencies generally. Seller in any event may, at its option, continue to participate in such litigation. In any event, Seller shall reimburse Buyer for a pro rata portion of its costs and expenses of such collection in proportion to, but in no event in an amount greater than, the amount, if any, actually received by Seller after Closing as a result of such proceedings; provided, however, Seller shall be entitled to a credit for legal fees and expenses incurred by Seller prior to the intervention by Buyer in connection with the proceedings previously instituted by Seller in connection with such collection efforts.

     7.5.9 Rental/Cash Flow Enhancement Credit. In light of certain projected rental/cash flow deficiencies with respect to the Property which Buyer has identified for calendar year 1997, as a material inducement to Buyer to proceed with the purchase of the Property, a closing adjustment shall be made between Buyer and Seller so that Buyer shall receive a credit at the Closing against the Purchase Price in an amount equal to $135,000.00 as a rental/cash flow enhancement credit for calendar year 1997.

     7.6 Insurance. The fire, hazard and other insurance policies relating to the Property shall be canceled by Seller as of the Closing Date and shall not, under any circumstances, be assigned to Buyer. All unearned premiums for fire and any additional hazard insurance premium or other insurance policy premiums with respect to the Property shall be retained by Seller.

     7.7 Close of Escrow. On the Closing Date, upon satisfaction of the Sections hereof entitled "Buyer's Conditions Precedent to Closing" and "Seller's Conditions Precedent to Closing", the Closing shall occur at the offices of the Title Insurer or such other place as mutually agreed upon by the parties hereto. Disbursement of the Purchase Price and delivery of the Closing Documents shall occur in accordance with the terms hereof with Escrowholder immediately:

     (a) Title Policy.  Delivering to Buyer the signed Title Policy.  See
     Section 7.1(b).

     (b) Wire Transfer. Wire transferring the Purchase Price (including the Earnest Money held by Escrowholder, but less the Broker's commission, and the amount of costs paid by Seller at Closing, and plus or minus the amount of any prorations pursuant to the terms hereof, all as set forth on the closing statement signed by Seller) to Seller as indicated in Seller's closing instructions.

     Provided, however, that if, in the opinion of the Escrowholder, such wire transfer cannot be accomplished so that the Seller will receive the wire transfer on or before 1:00 p.m. Central Time on the date otherwise set for Closing, at the sole discretion of Seller, said Closing shall be delayed one (1) business day with appropriate adjustments to the prorations, but without releasing Buyer or Seller from their obligations hereunder.

     (c) Recordation.  Recording the Deeds;

     (d) Delivery of Other Escrowed Documents.

         (i) Joint Delivery. Delivering to each of Buyer and Seller at least one executed counterpart of each of the (a) Assignment and Assumption of Tenant Leases, (b) Assignment and Assumption of Contracts and Other Obligations, (c) Assignment and Assumption of REA's, (d) copies of transfer declarations and (e) the closing statement;

         (ii) Delivery to Buyer.  Delivering to Buyer the (a) Bill of Sale,
         (b)EFIRPTA affidavits, (c) Certificates of Authorization, (d) Seller's Certificate of Reaffirmation of Representations, (e) a counterpart of Buyer's Closing Instructions executed by the Title Company, (f) the Affidavit of Title, (g) the Transferable Warranties and Assignment, and (h) the Updated Rent Roll.

         (iii) Delivery to Seller. Delivering to Seller (a) Buyer's Certificate of Reaffirmation of Representations, (b) a counterpart of Seller's Closing Instructions executed by the Title

     Company.

     (e) Broker's Commission. Delivering to Broker the broker's commission for services rendered to Seller, as reflected on the closing statement executed by Seller and Buyer. In the event there is a co-broker, Broker shall be responsible for delivering to any co-broker the commission agreed to between Broker and co-broker and neither Buyer nor Seller shall have any responsibility for payment of any commission or fee to any co-broker.

     7.8 Possession. As of the Closing Date, possession of the Property, subject to the rights and interests of Tenants in possession pursuant to the Tenant Leases, along with such of the following items as shall be in the possession of Seller, shall be delivered to Buyer:

     (a) Tenant Lease(s). The original of each Tenant Lease and any amendments thereto, or a copy of each Tenant Lease and any amendments thereto certified by Seller, if not previously delivered to Buyer.

     (b) REAs. The original of each of the REAs and any amendments thereto, or a copy of each of the REAs and any amendments thereto certified by Seller, if not previously delivered to Buyer.

     (c) Contracts. The originals of all Contracts that have been assigned to and assumed by Buyer.

     (d) Keys. Any keys to any door or lock on the Property in the possession of Seller.

     (e) Licenses and Permits. All original licenses or permits or certified copies thereof issued by governmental authorities having jurisdiction over the Property which Seller has in its possession and which are transferable.

     (f) Books and Records. All Books and Records if not previously delivered to Buyer.

     7.9 Recorded Instruments. As soon after the Closing as possible, Escrowholder shall deliver to Buyer the original recorded Deeds and the recorded Assignment and Assumption of REAs, and shall deliver to Seller a copy of the recorded Deeds, with recordation information noted thereon.

     7.10 Tenant and REA Party Notice(s). On or before the Closing Date, Seller agrees to sign or cause its management agent to sign, and Buyer agrees to sign, notices to the tenants of the Property and notices to the REA Parties, informing them that the Property has been sold by Seller to Buyer. Immediately following the Closing, Buyer shall deliver such notices to all of the Tenants and the REA Parties.

     8. Casualty.

     8.1 Notice of Casualty. If prior to the Closing Date any non-trivial Casualty shall occur, Seller shall promptly notify Buyer in writing.

     8.2 Non-Substantial Casualty. In the event of any Casualty to the Property prior to the Closing Date which is not a Substantial Casualty, the Closing shall occur just as if such loss or damage had not occurred, and Seller shall transfer and assign to Buyer all of Seller's right, title and interest in and to any insurance proceeds payable in connection with such Casualty and shall deliver to Buyer at the Closing any and all proceeds paid to Seller by Seller's insurer with respect to such Casualty. Seller shall have "all risk" replacement value insurance coverage in place on the Property at all times prior to the Closing. At Closing, Seller shall give Buyer a credit on the Purchase Price in the amount of any deductible.

     8.3 Substantial Casualty. In the event of any Substantial Casualty to the Property prior to the Closing Date, at Buyer's sole option, either:

     (a) This Agreement shall terminate in accordance with the Section hereof entitled "Non Default Termination" if Buyer shall so notify Seller within five (5) days after Buyer's receipt of Seller's notice of the Casualty; or

     (b) If Buyer shall not have timely notified Seller of its election to terminate this Agreement in accordance with Subsection (a) above or if Buyer elects to proceed with the Closing, the Closing shall occur just as if such loss or damage had not occurred, without reduction in the Purchase Price, and Seller shall transfer and assign to Buyer all of Seller's right, title and interest in and to any insurance proceeds payable in connection with such Casualty and shall pay to Buyer any and all proceeds paid to Seller by Seller's insurer with respect to such Casualty. At Closing, Seller shall give Buyer a credit on the Purchase Price equal to the amount of the deductible on all insurance policies. Seller shall cooperate with Buyer in connection with the collection of any insurance proceeds.

     9. Condemnation.

     9.1 Notice of Condemnation. If prior to the Closing Date any Taking shall occur or be threatened in writing by a governmental agency with authority to do so, Seller shall promptly notify Seller in writing.

     9.2 Non-Substantial Taking. In the event of any Taking of all or a part of the Property prior to the Closing which is not a Substantial Taking, the Closing shall be consummated just as if such loss or damage had not occurred, and Seller shall assign to Buyer all of Seller's interest in any condemnation actions and proceeds.

     9.3 Substantial Taking. In the event of any Substantial Taking of all or a part of the Property prior to the Closing at Buyer's sole option, either:

     (a) This Agreement shall terminate in accordance with the Section hereof entitled "Non Default Termination" if Buyer shall so notify Seller within thirty (30) days after Buyer's receipt of Seller's notice of the Taking; or

     (b) If Buyer shall not have timely notified Seller of its election to terminate this Agreement in accordance with Subsection (a) above or if Buyer elects to proceed with the Closing, the Closing shall be consummated just as if such loss or damage had not occurred, without reduction in the Purchase Price, and Seller shall assign to Buyer all of Seller's interest in any condemnation actions and proceeds.

     10. Notices. All notices which are required or permitted hereunder must be in writing addressed to the party to whom notice is intended to be given at the addresses set forth in the Basic Terms, or to such other address as either party may, from time to time, designate by written notice given to the other party; provided, however, that no party may require notice to be given to more than three (3) addresses, and shall be deemed to have been given, delivered or made, as the case may be, (a) when delivered by personal delivery; (b) three
(3) business days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, properly addressed; or (c) one (1) business day after having been deposited with a nationally recognized overnight courier service (such as, by way of example but not limitation, UPS, U.S. Express Mail, or Federal Express), addressed to the party to whom notice is intended to be given at the address set forth in the Basic Terms, or to such other address as either party may from time to time designate by written notice given to the other party; provided, however that no party may require notice be given to more than 3 addresses.

     11. Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that Buyer shall not transfer, sell, or assign all or any portion of Buyer's rights under this Agreement. Notwithstanding anything to the contrary contained in this Section,

Buyer may assign its rights under this Agreement without Seller's consent or approval to an affiliate or other related entity of Buyer provided that such entity controls or is under common control with Buyer or that Buyer has at least a forty-nine percent (49%) ownership interest in said entity. Buyer shall provide Seller with the name of the entity at least ten (10) days prior to the Closing Date. No assignment shall relieve Buyer of any liability hereunder.

     12. Brokers.

     Buyer and Seller represent to each other that they have dealt with no broker or other person except the Broker, in connection with the sale of the Property in any manner which might give rise to any claim for commission, except only that Seller agrees to be responsible for payment of the fees of Broker. It is agreed that if any claims for brokerage commissions or fees are ever made against Seller or Buyer in connection with this transaction, all such claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim. The party against whom the claim for such fees is made shall indemnify and hold the other party harmless against and in respect of any claim for brokerage or finder's fees or other like payment based in any way upon agreements, arrangements, or understandings made or claimed to have been made by Buyer or Seller with any third person.

     13. Covenant Not To Record.

     Buyer will not record this Agreement or any memorandum or other evidence thereof. Any such recording shall constitute a material default hereunder on the part of Buyer.

     14. Default.

     It is agreed by both Seller and Buyer that the remedies for default are provided for in the following Sections and shall constitute the sole and exclusive remedies of the aggrieved party in the event of default by the other party.

     14.1 Default by Buyer. In the event of default by Buyer under the terms of this Agreement which default is not cured within ten (10) days after written notice thereof from Seller to Buyer, Seller's sole and exclusive remedy, except as set forth further in this Section, is to retain all Earnest Money (including all interest thereon) as liquidated damages, in which event, except as expressly provided for herein, this Agreement shall become null and void and both parties shall thereupon be released of all further liability hereunder. Such amount is agreed upon by and between Seller and Buyer as liquidated damages acknowledging the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof; provided that nothing herein contained shall limit the right of Seller to seek damages from Buyer solely due to any slander of title by Buyer after the termination of this Agreement other than due to Seller's default.

     14.2 Default by Seller. In the event of default by Seller under the terms of this Agreement which default is not cured within ten (10) days after written notice thereof from Buyer to Seller, Buyer's sole and exclusive remedy, except as set forth further in this Section, is to elect either: (a) to terminate this Agreement and receive reimbursement of the Earnest Money (including all interest thereon); or (b) to file, within thirty (30) days of the Closing Date, an action for specific performance of Seller's express obligations hereunder. Escrowholder shall not be obligated to return the Earnest Money (including all interest thereon) to Buyer unless Buyer gives Seller and Escrowholder written notice terminating all of Buyer's interest in the Property and this Agreement; provided, however, that failure of Buyer to give Seller such notice shall not be construed to expand Buyer's rights or remedies in any manner.

     15. Non-Default Termination.

     In the event of any termination of this Agreement (except only a termination of this Agreement to which the Section hereof entitled "Default" is applicable), the following provisions shall apply:

     (a) All Obligations Terminate. Except for those obligations which expressly survive termination of this Agreement, neither Buyer nor Seller shall have any further obligations hereunder after termination of this Agreement.

     (b) Return of Earnest Money. Upon satisfaction of all of Buyer's monetary obligations with respect to mechanics liens against the Property under
     Section 6.3 of this Agreement, if any, the Earnest Money plus accrued interest shall be returned to Buyer upon Seller's and Escrowholder's receipt of written notice from Buyer terminating this Agreement, expressly acknowledging the termination of all of Buyer's interest in the Property and this Agreement; provided, however, that failure of Buyer to give Seller such notice shall not be construed to limit or expand Buyer's rights or remedies in any manner.

     16. Miscellaneous.

     16.1 Survival of Representations, Covenants, and Obligations. Except as otherwise expressly provided herein, no representations, covenants, or obligations contained herein made by Seller or Buyer shall survive Closing or termination of this Agreement.

     16.2 Attorneys' Fees. In the event of any litigation between the parties hereto concerning the terms hereof, the losing party shall pay the reasonable attorneys' fees and costs incurred by the prevailing party in connection with such litigation, including appeals.

     16.3 Publicity. Buyer agrees that it shall treat this transaction strictly confidentially prior to Closing provided, however, that (i) Buyer may discuss the transaction with its attorneys, advisors, members, shareholders, representatives and agents, (ii) Buyer may make any disclosures required under applicable laws or under any applicable securities regulations, and (iii) Buyer may disclose any information that is already public or is disclosed by any other party who is not a representative or agent of Buyer. Without limiting the foregoing, prior to Closing, Buyer will make no public announcement of the transactions contemplated herein, and will not directly or indirectly contact the Property's vendors or contractors until after Closing occurs. Neither party will publicly advertise or announce the facts of the sale of the Property or the terms of this Agreement, except by mutual written consent, until after the Closing Date, except as may be required under applicable laws and regulations.

     16.4 Captions. The Section headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.

     16.5 Waiver. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

     16.6 Time. Time is of the essence with regard to each provision of this Agreement. If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday or banking holiday, then the time of that period shall be deemed extended to the next day which is not a Sunday, Saturday or banking holiday. Each and every day described herein shall be deemed to end at 5:00 p.m. Central Standard Time.

     16.7 Controlling Law. This Agreement shall be construed in accordance with the laws of the State of Illinois.

     16.8 Severability. In the event that any one or more of the provisions of this Agreement shall be determined to be void or unenforceable by a court of competent jurisdiction or by law, such determination will not render this Agreement invalid or unenforceable, and the remaining provisions hereof shall remain in full force and effect.

     16.9 Construction. Buyer and Seller agree that each party and its counsel (if applicable) have reviewed, and if necessary, revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, exhibits or schedules hereto.

     16.10 Finance Committee Approval. Within twelve (12) days following the Date of Agreement, Buyer, NML and CI shall obtain the appropriate authorization from its finance committee or other authority to perform this Agreement, to proceed to close the transaction contemplated hereby, and to execute and deliver all documents to be executed by Seller and Buyer pursuant hereto. Any parties' failure to obtain appropriate authorization will terminate this Agreement in accordance with the Section hereof entitled "Non-Default Termination", provided written notice of such failure to obtain appropriate authorization is delivered to Buyer or Seller as the case may be, within such twelve (12) day period.

     16.11 Execution. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but such counterparts together shall constitute but one agreement.

     16.12 Amendments. This Agreement may be amended only by a written instrument executed by Buyer and Seller.

     16.13 No Third Party Benefits. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder.

     16.116.14 Termination. This Agreement shall be automatically null and void if not executed by both Buyer or Seller, prior to 5:00 p.m. on March 14, 1997.

     16.15 Entire Agreement. This written Agreement constitutes the entire and complete agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations, warranties and statements, oral or written, are merged herein.

     16.16 Exhibits. The following Exhibits are attached hereto and made a part hereof:


Exhibit A    - Legal Description of the Land
Exhibit B    - Intentionally Deleted
Exhibit C    - Intentionally Deleted
Exhibit D    - Seller's Existing Environmental Reports & UST Information
Exhibit E-1  - Tenant Estoppel Certificate
               Anchor Estoppel Certificate
Exhibit E-2  - REA Estoppel Certificate
Exhibit E-3  - Seller's Estoppel Certificate
Exhibit F    - Trustee's Deed Form
Exhibit G    - Affidavit of Title
Exhibit H-1  - Beneficiary's "FIRPTA Affidavit"
Exhibit H-2  - NML's "FIRPTA Affidavit"
Exhibit H-3  - CI's "FIRPTA Affidavit"
Exhibit I-1  - Beneficiary's Certificate of Authorization
Exhibit I-2  - NML's Certificate of Authorization
Exhibit I-3  - CI's Certificate of Authorization
Exhibit J    - Bill of Sale
Exhibit K    - Seller's Certificate of Reaffirmation of Representations
Exhibit L    - Buyer's Certificate of Reaffirmation of Representations
Exhibit M    - Assignment and Assumption of Leases
Exhibit N    - Assignment and Assumption of REAs
Exhibit O    - Assignment and Assumption of Contracts

     16.17 Schedules. The following Schedules are attached hereto and made a part hereof:


Schedule 6.6.1.   Schedule/Rent Roll
Schedule 6.6.2.   Schedule/Tenant Leases
Schedule 6.6.3.   Schedule/REA Warranty Exceptions
Schedule 6.6.4.   Schedule/Contracts
Schedule 6.6.5.   Schedule/Environmental Law Violations
Schedule 6.6.6    Schedule/Permits and Licenses
Schedule 6.6.7.   Schedule/Promotional Association Contributions
Schedule 6.6.8.   Schedule/Litigation
Schedule 6.6.9.   Schedule/Condemnation
Schedule 6.6.14.  Schedule/Tenant Bankruptcies
Schedule 6.12 Schedule/Work Performed or to be Performed on Property and to be Indemnified by Buyer
Schedule 6.16     Schedule/Bulk Sales/Notice of Sale or Purchase of
                  Business Assets

     IN WITNESS WHEREOF, this Agreement has been executed as of the Date of Agreement, as herein defined in the Section entitled "Basic Terms".



SELLER:                                  BUYER:
CHAMPAIGN VENTURE,                       CHAMPAIGN MARKET
an Illinois general partnership          PLACE, L.L.C., a Delaware
                                         limited liability company

By:  THE NORTHWESTERN MUTUAL
     LIFE INSURANCE COMPANY,             By:CHAMPAIGN MARKET
     a Wisconsin corporation                PLACE, INC.
                                            a Delaware corporation,
     By: /s/ Donald L. O'Dell               a member
         -------------------------
     Name: Donald L. O'Dell
           -----------------------
     Title: Vice President                  By: /s/ Joel Bayer
            ----------------------              -----------------------
                                            Name: Joel Bayer
                                                -----------------------
                                            Title: Vice President
                                                   --------------------

By:  CHAMPAIGN INVESTORS,                   By:  GGP LIMITED PARTNERSHIP
     an Illinois general partnership             a Delaware limited partnership
                                                 a member
     By: /s/ Howard Landau
         -------------------------
     Name: Howard Landau                    By:  GENERAL GROWTH
           -----------------------               PROPERTIES, INC
     Title: Authorized Partner                   a Delaware corporation,
            ----------------------               its general partner

                                                 By: /s/ Joel Bayer
                                                     ------------------
                                                 Name: Joel Bayer
                                                     ------------------
                                                 Title: Vice President
                                                        ---------------

     General Growth Properties, Inc. ("Guarantor") hereby guarantees the performance by CHAMPAIGN MARKET PLACE L.L.C. of its obligations to Seller under the terms of this Agreement. Guarantor hereby waives absolutely and irrevocably any right of subrogation to Seller's claims against CHAMPAIGN MARKET PLACE L.L.C. Seller may deal with CHAMPAIGN MARKET PLACE L.L.C. in any manner without limiting or lessening the liability of Guarantor. This is a guarantee of payment and not of collection. Guarantor hereby waives the right to require Seller to proceed against CHAMPAIGN MARKET PLACE L.L.C. or any other party. Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred in the enforcement of this guarantee. This guarantee shall terminate and be of no further force or effect as to any claim as to which written notice is not made, specifying in reasonable detail the claimed breach, on or before the date that is eighteen (18) months after the Closing Date (as defined in the Agreement).


General Growth Properties, Inc.

By: /s/ Joel Bayer
    -------------------------
Name: Joel Bayer
      -----------------------
Title: Vice President
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